    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 30, 2001
                                                 REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                       AFFILIATED COMPUTER SERVICES, INC.
             (Exact name of registrant as specified in its charter)

                       DELAWARE                                              51-0310342
   (State or other jurisdiction of incorporation or           (I.R.S. Employer Identification Number)
                    organization)

                                  ACS TRUST I
             (Exact name of registrant as specified in its charter)

                       DELAWARE                                              51-6522938
   (State or other jurisdiction of incorporation or           (I.R.S. Employer Identification Number)
                    organization)

                                  ACS TRUST II
             (Exact name of registrant as specified in its charter)

                       DELAWARE                                              51-6522939
   (State or other jurisdiction of incorporation or           (I.R.S. Employer Identification Number)
                    organization)

                                                                     WILLIAM L. DECKELMAN, JR.
                                                           EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND
                                                                             SECRETARY
              2828 NORTH HASKELL AVENUE                          AFFILIATED COMPUTER SERVICES, INC.
                 DALLAS, TEXAS 75204                                 2828 NORTH HASKELL AVENUE
                    (214) 841-6111                                      DALLAS, TEXAS 75204
 (Address, including zip code, and telephone number,                       (214) 841-6144
    including area code, of registrant's principal       (Name, address, including zip code, and telephone
                   executive offices)                    number, including area code, of agent for service)

                             ---------------------

                                    Copy to:

                               C. NEEL LEMON, III
                               CURTIS B. ANDERSON
                               BAKER BOTTS L.L.P.
                                2001 ROSS AVENUE
                              DALLAS, TEXAS 75201
                                 (214) 953-6954
                             ---------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                             ---------------------

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                                        (Continued on next page)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(Continued from previous page)

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
                                                               PROPOSED MAXIMUM
                                                              AGGREGATE OFFERING      AMOUNT OF
     TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED          PRICE(1)(2)       REGISTRATION FEE
---------------------------------------------------------------------------------------------------
Senior Debt Securities and Subordinated Debt Securities of
  Affiliated Computer Services, Inc.(3).....................
Class A Common Stock, par value $.01 per share, of
  Affiliated Computer Services, Inc.(4).....................               (10)
Preferred Stock of Affiliated Computer Services, Inc.(5)....
Depositary Shares of Affiliated Computer Services,
  Inc.(6)...................................................
Warrants of Affiliated Computer Services, Inc.(7)...........
ACS Trust I Preferred Securities(8).........................
ACS Trust II Preferred Securities(8)........................
Guarantees of Affiliated Computer Services, Inc. with
  respect to trust preferred securities(9)..................
---------------------------------------------------------------------------------------------------
         Total..............................................    $1,500,000,000         $375,000(11)
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------

 (1) The proposed maximum offering price per unit will be determined from time to time by the registrants in connection with the issuance by the registrants of the securities registered hereunder. In no event will the aggregate initial public offering price of all securities issued from time to time pursuant to this registration statement exceed $1,500,000,000. The aggregate amount of Class A Common Stock registered hereunder is further limited to that which is permissible under Rule 415(a)(4) of the Securities Act. The securities registered hereunder may be sold separately or as units with other securities registered hereunder.

 (2) The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) of the Securities Act.

 (3) Subject to note (1) above, there is being registered hereunder an indeterminate principal amount of senior and subordinated debt securities as may be sold, from time to time, by the registrant at indeterminate prices, including an indeterminate amount of debt securities as may be issued in connection with the issuance of preferred securities of ACS Trust I and ACS Trust II or in connection with warrants registered hereby. If any debt securities are issued at an original issue discount, then the offering price shall be in the greater principal amount as shall result in an aggregate initial offering price not to exceed $1,500,000,000 less the dollar amount of any securities previously issued hereunder.

 (4) Subject to note (1) above, there is being registered hereunder an indeterminate number of shares of Class A Common Stock or, in the case of the selling stockholder, an indeterminate number of shares of Class A Common Stock up to 1,504,562, as may be sold, from time to time, by the registrant or the selling stockholder at indeterminate prices. There are also being registered hereunder an indeterminate number of shares of Class A Common Stock as may be issuable upon conversion of preferred stock or debt securities or exercise of warrants registered hereby. No separate consideration will be received for Class A Common Stock issued upon conversion of preferred stock or debt securities. The above also includes an equivalent number of rights to purchase shares of Class A Common Stock issuable under the registrant's First Amended and Restated Rights Agreement.

 (5) Subject to note (1) above, there is being registered hereunder an indeterminate number of shares of preferred stock as may be sold, from time to time, by the registrant at indeterminate prices. There are also being registered hereunder an indeterminate number of shares of preferred stock as may be issuable by the registrant in connection with the issuance of depositary shares or warrants registered hereby.

 (6) Subject to note (1) above, there is being registered hereunder an indeterminate number of depositary shares to be evidenced by depositary receipts issued pursuant to a depositary agreement. In the event the registrant elects to offer to the public fractional shares of the preferred stock registered hereunder, depositary receipts will be distributed to those persons purchasing such fractional interests, and such shares will be issued to the depositary bank under the depositary agreement.

 (7) Subject to note (1) above, there is being registered hereunder an indeterminate number of warrants to purchase Class A Common Stock, preferred stock or debt securities of the registrant, as may be sold, from time to time, by the registrant at indeterminate prices.

 (8) Subject to note (1) above, there is being registered hereunder an indeterminate number of shares of preferred securities of ACS Trust I and ACS Trust II, as may be sold, from time to time, by the trusts at indeterminate prices.

 (9) No additional consideration will be received from the Affiliated Computer Services, Inc. guarantees with respect to the trust preferred securities.

(10) Not applicable pursuant to General Instruction II.D. of Form S-3.

(11) The registrants previously filed with the Securities and Exchange Commission on November 15, 1999, a shelf registration statement (Registration Number 333-90943) for the registration of $500,000,000 of securities. No securities were sold pursuant to such registration statement and such registration statement has been terminated. The filing fee paid by the registrants in connection with such prior registration statement is offset, pursuant to Rule 457(p) of the Securities Act, against the filing fee due in connection with this registration statement, resulting in a new net paid filing fee of $250,000.

                                EXPLANATORY NOTE

     This registration statement contains two forms of prospectuses to be used in connection with offerings of the following securities:

          (1) Debt securities (consisting of senior debt securities and subordinated debt securities), Class A Common Stock, preferred stock, warrants and depositary shares of Affiliated Computer Services, Inc.

          (2) Preferred securities of ACS Trust I or ACS Trust II, subordinated debt securities of Affiliated Computer Services, Inc., and guarantees by Affiliated Computer Services, Inc. of trust preferred securities issued by ACS Trust I and ACS Trust II.

     Under the shelf registration process, we may offer from time to time any combination of the securities described in these two prospectuses in one or more offerings with a total initial offering price of $1,500,000,000.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED AUGUST 30, 2001

PROSPECTUS

                                 $1,500,000,000

                       AFFILIATED COMPUTER SERVICES, INC.

                             SENIOR DEBT SECURITIES
                          SUBORDINATED DEBT SECURITIES
                              CLASS A COMMON STOCK
                                PREFERRED STOCK
                               DEPOSITARY SHARES
                                    WARRANTS

                             ---------------------

     We may offer from time to time:

        - Senior Debt Securities

        - Subordinated Debt Securities

        - Class A Common Stock

        - Preferred Stock

        - Depositary Shares

        - Warrants

     In addition, our chairman, Darwin Deason, may offer from time to time up to 1,504,562 shares of our Class A Common Stock.

     We will provide the specific terms of the offered securities in supplements to this prospectus. You should read this prospectus and the supplements carefully before you invest.

                             ---------------------

     Our Class A Common Stock is traded on the New York Stock Exchange under the trading symbol "ACS".

                             ---------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

                The date of this Prospectus is           , 2001

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
ABOUT THIS PROSPECTUS.......................................    1
A WARNING ABOUT FORWARD-LOOKING STATEMENTS..................    1
AFFILIATED COMPUTER SERVICES, INC...........................    2
USE OF PROCEEDS.............................................    2
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED
  DIVIDENDS.................................................    3
DESCRIPTION OF DEBT SECURITIES..............................    3
  General...................................................    3
  Our Senior Debt Securities................................    5
  Our Subordinated Debt Securities..........................    5
  Global Certificates.......................................    6
  Events of Default.........................................    7
  Defeasance................................................    8
  Consolidation, Merger or Sale of Assets...................    9
  Modification and Waiver...................................    9
  Certificates and Opinions to be Furnished to the
     Trustee................................................   11
  Report to Holders of Debt Securities......................   11
  The Trustee...............................................   11
DESCRIPTION OF CAPITAL STOCK................................   12
  Class A Common Stock and Class B Common Stock.............   12
  Rights Agreement..........................................   13
  Preferred Stock...........................................   14
  Certificate of Incorporation and Bylaws...................   15
  Transfer Agent and Registrar..............................   16
  New York Stock Exchange Listing...........................   16
DESCRIPTION OF DEPOSITARY SHARES............................   17
  Dividends and Other Distributions.........................   17
  Withdrawal of Stock.......................................   17
  Redemption of Depositary Shares...........................   18
  Voting of Preferred Stock.................................   18
  Liquidation Preference....................................   18
  Conversion of Preferred Stock.............................   19
  Amendment and Termination of the Deposit Agreement........   19
  Charges of Preferred Stock Depositary.....................   20
  Resignation and Removal of Preferred Stock Depositary.....   20
  Miscellaneous.............................................   20
DESCRIPTION OF WARRANTS.....................................   20
  Warrants for Preferred Stock or Class A Common Stock......   21
  Warrants for Debt Securities..............................   21
  Exercise of Warrants......................................   22
SELLING SECURITYHOLDER......................................   22
PLAN OF DISTRIBUTION........................................   23
  Sale Through Underwriters Or Dealers......................   23
  Direct Sales and Sales Through Agents.....................   23
  Delayed Delivery Contracts................................   24
  General Information.......................................   24

                                                              PAGE
                                                              ----
LEGAL MATTERS...............................................   24
EXPERTS.....................................................   24
WHERE YOU CAN FIND MORE INFORMATION.........................   25
INFORMATION WE INCORPORATE BY REFERENCE.....................   26

                             ABOUT THIS PROSPECTUS

     Generally, whenever we use the terms "we," "our," "us," and "ACS," we are referring to Affiliated Computer Services, Inc. and its subsidiaries. However, for purposes of the "Description of Notes," the "Description of Capital Stock," the "Description of Warrants" and the "Description of Depositary Shares" sections of this prospectus, and when the context otherwise requires, the terms "we," "our," "us," and "ACS" refer only to Affiliated Computer Services, Inc.

     This prospectus is part of a registration statement we filed with the Securities and Exchange Commission using a "shelf" registration process. The registration statement also includes a prospectus under which ACS Trust I and ACS Trust II, two of our subsidiaries, may offer from time to time trust preferred securities guaranteed by us and we may offer our related subordinated debt securities. Under the shelf registration process, we may offer from time to time any combination of the securities described in these two prospectuses in one or more offerings with a total initial offering price of up to $1,500,000,000. This prospectus provides you with a general description of the senior debt securities, subordinated debt securities, Class A Common Stock, preferred stock, depositary shares and warrants we may offer. Each time we use this prospectus to offer these securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering such as:

     - the type and amount of securities which we propose to sell;

     - the initial offering price of such securities;

     - the names and compensation of the underwriters or agents, if any, through or to which we will sell the securities;

     - information about any securities exchanges or automated quotation systems on which the securities will be listed or traded;

     - any material United States federal income tax considerations applicable to the securities; and

     - any other material information about the offering and the sale of the securities.

The prospectus supplement may also add, update, or change information contained or incorporated by reference in this prospectus. Please carefully read this prospectus and the prospectus supplement, together with the additional information described under the heading "Where You Can Find More Information."

                   A WARNING ABOUT FORWARD-LOOKING STATEMENTS

     Statements contained in this prospectus, incorporated by reference in this prospectus and contained in any accompanying prospectus supplement, that are not historical facts, are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information about possible or assumed future results of our operations. Also, when we use the words "believes," "expects," "anticipates," "estimates," "may," "could," "potential" or similar expressions, we are making forward-looking statements. Many possible events or factors could affect the future financial results and performance of our company. This could cause our results or performance to differ materially from those expressed in our forward-looking statements. You should consider these risks when you purchase securities.

     The following list identifies some of the factors that could cause our actual results to differ from those expressed or implied by our forward-looking statements.

     - changes in demand for and pricing of information technology outsourcing, business process outsourcing, and systems integration services,

     - changes in regulation and governmental or public policy,

     - competition,

     - our ability to attract and retain skilled personnel,

     - changes in the financial condition of our customers,

     - general economic conditions, fluctuations in interest rates and fluctuations in currency exchange rates in countries in which we do business,

     - our ability to complete and integrate strategic acquisitions and alliances,

     - changes in the U.S. federal government spending levels for information technology services,

     - unexpected operational difficulties or cancellations of significant customer contracts, and

     - other factors we discuss in this prospectus, the applicable prospectus supplement and our other filings with the SEC.

                       AFFILIATED COMPUTER SERVICES, INC.

     We are a global, Fortune 1000 company delivering comprehensive business process outsourcing and information technology outsourcing solutions, as well as system integration services, to both commercial and federal government clients. We are based in Dallas, Texas and have offices primarily in North America, as well as Central America, South America, Europe, Africa and the Middle East. Our clients have time-critical, transaction-intensive information processing needs and we typically service these needs through long-term contracts.

     We were formed in 1988 to participate in the trend to outsource information processing requirements to third parties. This outsourcing enables businesses to focus on core operations, respond to rapidly changing technologies and reduce expenses associated with business processes and data processing. Our business strategy is to expand our client base and enhance our service offerings through both internal marketing and the acquisition of complementary companies. Our marketing efforts focus on developing long-term relationships with clients that choose to outsource mission critical business processes and information technology requirements. Our focus over the last several years has been to participate in the expanding business process outsourcing market. Our business expansion has been accomplished both from internal growth as well as through acquisitions.

     We serve two primary markets. Our largest market is the commercial sector. Within the commercial sector, which includes state and local governments, we provide business process outsourcing, systems integration services and technology outsourcing to a variety of clients nationwide, including healthcare providers, retailers, local municipalities, state agencies, wholesale distributors, manufacturers, utilities, financial institutions and insurance companies.

     We also serve the federal government market. Our services in this market are comprised of business process outsourcing, systems integration services and technology outsourcing. Within our federal government business, approximately half of our revenues are derived from civilian agencies, including the Department of Education, with the remaining half from Department of Defense agencies.

     Additional information concerning our business and operations is incorporated by reference herein from our other SEC filings and may be included in applicable prospectus supplements.

     Our principal executive offices are located at 2828 North Haskell Avenue, Dallas, Texas 75204. Our telephone number at that location is (214) 841-6111.

                                USE OF PROCEEDS

     Except as otherwise provided in the applicable supplement to this prospectus, we expect to use the net proceeds from the sale of the securities we are offering in this prospectus for general corporate purposes. These purposes may include:

     - repayment of indebtedness, including indebtedness incurred in connection with acquisitions;

     - redemption or repurchase of our securities;

     - additions to working capital;

     - capital expenditures; or

     - acquisitions.

     We will set forth specific information about the use of proceeds from the sale of the securities in the applicable prospectus supplement. Before any net proceeds are applied to the uses described above, the proceeds may be invested in short-term or marketable securities.

     If our chairman, Darwin Deason, sells any of his Class A Common Stock through this prospectus, we will not receive any proceeds from his sale of shares of Class A Common Stock. See "Selling Securityholder."

                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                            AND PREFERRED DIVIDENDS

     The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

   FISCAL YEAR ENDED JUNE 30,
--------------------------------
1997   1998   1999   2000   2001
----   ----   ----   ----   ----
3.9    3.7    4.2    4.6    5.4

     For the purpose of calculating the ratio of earnings to fixed charges, earnings are defined as earnings before income taxes and extraordinary items plus fixed charges. Fixed charges consist of interest expense, amortization of debt issue costs and a portion of rental expense representative of interest. Since there have been no preferred securities outstanding during the periods presented, the ratio of earnings to combined fixed charges and preferred dividends does not differ from the presentation of the ratio of earnings to fixed charges presented above.

                         DESCRIPTION OF DEBT SECURITIES

     The debt securities covered by this prospectus will be our general unsecured obligations. The debt securities will be either senior debt securities or subordinated debt securities. We will issue the debt securities under one or more separate indentures between us and a trustee named in the indentures. Senior debt securities will be issued under a senior indenture, and subordinated debt securities will be issued under a subordinated indenture. We sometimes call the senior indenture and the subordinated indenture the "indentures."

     We have summarized selected provisions of the indentures and the debt securities below. You should read the indentures for more details regarding the provisions we describe below and for other provisions that may be important to you. We have filed the forms of the indentures with the SEC as exhibits to the registration statement of which this prospectus forms a part. Please read "Where You Can Find More Information."

GENERAL

     The senior debt securities will constitute senior debt and will rank equally with all our unsecured and unsubordinated debt. The subordinated debt securities will be subordinated to, and thus have a junior position to, any senior debt securities and all our other senior debt. In some cases, and as would be described in a prospectus supplement, a series of our subordinated debt may also be junior in some respects to a different series of subordinated debt. The indentures will not limit the amount of debt we may issue under the indentures, and, unless we inform you otherwise in the prospectus supplement, they will not limit the amount of other debt or securities we may incur or issue. We may issue debt securities under either indenture from time to time in one or more series, each in an amount we authorize prior to issuance.

     We conduct a substantial part of our operations through our subsidiaries, and our subsidiaries generate a significant part of our operating income and cash flow. As a result, distributions or advances from our subsidiaries are important sources of funds to meet our debt service obligations. Contractual provisions or laws, as well as our subsidiaries' financial condition and operating requirements, may limit our ability to obtain from our subsidiaries cash that we need to pay our debt service obligations, including payments on the debt securities. In addition, holders of the debt securities will have a junior position to the claims of creditors of our subsidiaries on their assets and earnings.

     Unless we inform you otherwise in the prospectus supplement, the indentures and the debt securities will not contain:

     - any covenants or other provisions designed to protect holders of the debt securities in the event we participate in a highly leveraged transaction; or

     - provisions that give holders of the debt securities the right to require us to repurchase their securities in the event of a decline in our credit rating resulting from a takeover, recapitalization or similar restructuring or otherwise.

     The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

     - the title of the debt securities;

     - the total principal amount of the debt securities;

     - whether the debt securities are senior debt securities or subordinated debt securities;

     - whether a series of subordinated debt is junior in any respect to another series of subordinated debt;

     - whether we will issue the debt securities in individual certificates to each holder or in the form of temporary or permanent global securities held by a depository on behalf of holders;

     - the date or dates on which the principal of and any premium on the debt securities will be payable;

     - any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

     - whether and under what circumstances any additional amounts with respect to the debt securities will be payable;

     - the place or places where payments on the debt securities will be payable;

     - any provisions for redemption or early repayment;

     - any sinking fund or other provisions that would obligate us to redeem, purchase or repay the debt securities prior to maturity;

     - the denominations in which we may issue the debt securities;

     - whether payments on the debt securities will be payable in foreign currency or currency units or another form, and whether payments will be payable by reference to any index or formula;

     - the portion of the principal amount of the debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

     - any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

     - any changes or additions to the events of default or covenants this prospectus describes;

     - any restrictions or other provisions relating to the transfer or exchange of the debt securities;

     - any terms for the conversion or exchange of the debt securities for other securities issued by ACS or any other entity; and

     - any other terms of the debt securities.

     We may sell the debt securities at a discount, which may be substantial, below their stated principal amount. Those debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates.

     If we sell any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in the prospectus supplement the restrictions, elections, material tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

OUR SENIOR DEBT SECURITIES

     Generally speaking, our senior debt securities will rank equally with all of our other senior debt, except to the extent any such debt is secured by our assets.

     "Senior debt" is defined to include all debt, not expressed to be subordinate or junior in right of payment to any other indebtedness of ACS.

     Unless we inform you otherwise in the prospectus supplement, the term "debt" means:

     - indebtedness for borrowed money;

     - obligations evidenced by bonds, debentures, notes or similar instruments;

     - obligations, including reimbursement obligations, relating to letters of credit or similar instruments;

     - obligations to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred in the ordinary course of business;

     - capitalized lease obligations;

     - debt of a third party secured by a lien on any asset of ACS;

     - debt of others guaranteed by ACS to the extent of the guarantee; and

     - obligations for claims under derivative products.

     Any senior debt securities offered pursuant to the senior indenture will be senior in right of payment to our subordinated debt securities.

OUR SUBORDINATED DEBT SECURITIES

     Our subordinated debt securities will have a junior position to all of our senior debt. Under the subordinated indenture, payment of the principal, interest and any premium on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all senior debt. Further, a series of subordinated debt may be junior in some respects to another series of subordinated debt. The subordinated indenture will provide that no payment of principal, interest and any premium on the subordinated debt securities may be made in the event:

     - we fail to pay the principal, interest, premium or any other amounts on any senior debt when due; or

     - we default in performing any other covenant (a "covenant default") in any senior debt if the covenant default allows the holders of that senior debt to accelerate the maturity of the senior debt they hold.

The subordinated indenture will not limit the amount of senior debt that we may incur.

     Unless we inform you otherwise in the prospectus supplement, a covenant default will prevent us from making payments on the subordinated debt securities only for up to 179 days after holders of the senior debt give the trustee for the subordinated debt securities notice of a covenant default.

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

     Unless provided in a prospectus supplement, any subordinated debt securities offered pursuant to the subordinated indenture will rank equally in right of payment with each other and to our $230,000,000 original principal amount of 4% convertible subordinated notes due March 15, 2005 and our $316,990,000 original principal amount of 3.50% convertible subordinated notes due February 15, 2006.

     The subordinated indenture will prohibit us from making for a specified time period any payment of principal of or premium, if any, or interest on, or sinking fund requirements for, the subordinated debt securities during the continuance of any default in respect of senior debt, unless and until the default on the senior debt is cured or waived.

     Upon any distribution of our assets in connection with any dissolution, winding up, liquidation, reorganization, bankruptcy or other similar proceeding relative to us, our creditors or our property, the holders of our senior debt will first be entitled to receive payment in full of the principal thereof and premium, if any, and interest due on the senior debt securities before the holders of the subordinated debt securities are entitled to receive any payment of the principal of and premium, if any, or interest on the subordinated debt securities. Because of this subordination, if we become insolvent, our creditors who are not holders of our senior debt or of our subordinated debt securities may recover less, ratably, than holders of our senior debt securities but may recover more, ratably, than holders of our subordinated debt securities.

     The subordination does not affect our obligation, which is absolute and unconditional, to pay, when due, principal of, premium, if any, and interest on the subordinated debt securities. In addition, the subordination does not prevent the occurrence of any default under the indenture.

GLOBAL CERTIFICATES

     The debt securities of a series may be issued in whole or in part in the form of one or more global certificates that will be deposited with a depository identified in a prospectus supplement. The specific terms of the depository arrangements with respect to any debt securities of a series will be described in a prospectus supplement.

     Unless otherwise specified in a prospectus supplement, debt securities issued in the form of a global certificate to be deposited with a depository will be represented by a global certificate registered in the name of the depository or its nominee. Upon the issuance of a global certificate in registered form, the depository for the global certificate will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global certificate to the accounts of institutions that have accounts with the depository or its nominee. The depository or its nominee are referred to in this prospectus as participants. The accounts to be credited shall be designated by the underwriters or agents of the debt securities, or by us if the debt securities are offered and sold directly by us.

     Ownership of beneficial interests in a global certificate will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in a global certificate will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depository or its nominee for the global certificate. Ownership of beneficial interests in a global certificate by persons that hold through participants will be shown on, and the transfer of that ownership interest within a participant will be effected only through, records maintained by that participant. The laws of some jurisdictions require that some purchasers of securities take physical delivery of their securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global certificate.

     So long as the depository for a global certificate in registered form, or its nominee, is the registered owner of the global certificate, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities of the series represented by the global certificate for all purposes under the indentures. Except as set forth below, owners of beneficial interests in a global certificate will not be entitled to have debt securities of the series represented by the global certificate registered in their names, will not receive or be entitled to receive physical delivery of debt securities in definitive form, and will not be considered the owners or holders of the global certificate under the applicable indenture.

     Payment of principal of, premium, if any, and any interest on debt securities of a series registered in the name of or held by a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner or the holder of a global certificate representing the debt securities. None of us, the trustee, any paying agent, or the applicable debt security registrar for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global certificate for debt securities or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

     We expect that the depository for debt securities of a series, upon receipt of any payment of principal, premium or interest in respect of a permanent global certificate, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global certificate as shown on the records of the depository. We also expect that payments by participants to owners of beneficial interests in a global certificate held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in street name, and those payments will be the responsibility of the participants. However, we have no control over the practices of the depository and/or the participants and there can be no assurance that these practices will not be changed.

     Unless it is exchanged in whole or in part for debt securities in definitive form, a global certificate may generally be transferred only as a whole unless it is being transferred to particular nominees of the depository.

     Unless otherwise stated in any prospectus supplement, The Depository Trust Company, New York, New York will act as depository. Beneficial interests in global certificates will be shown on, and transfers of global certificates will be effected only through, records maintained by The Depository Trust Company and its participants.

EVENTS OF DEFAULT

     Under the indentures an event of default, unless a prospectus supplement provides otherwise, will mean any of the following:

     - our failure to pay principal of or any premium on any debt securities of that series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise, or is required by any sinking fund established with respect to such series;

     - our failure to pay interest or any required additional amounts on any debt securities of that series for 30 days;

     - our failure to comply with any of our covenants or agreements in the debt securities of that series or the applicable indenture, other than an agreement or covenant that we have included in that indenture solely for the benefit of other series of debt securities, for the period of days specified in the applicable prospectus supplement after written notice by the trustee or by the holders of at least 25% in principal amount of all the outstanding debt securities issued under that indenture that are affected by that failure;

     - certain defaults with respect to our debt (other than the debt securities of that series) in an aggregate principal amount in excess of that dollar amount specified in the related prospectus supplement and supplemental indenture for the debt securities, which consists of the failure to make any payment at maturity or that results in acceleration of the maturity of such debt;

     - specified events involving our bankruptcy, insolvency or reorganization;
       or

     - any other event of default provided for that series of debt securities.

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

     An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under an indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal or interest) if it considers on good faith that the withholding of notice is in the best interests of the holders.

     If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default, or, in some cases, 25% in principal amount of all senior debt securities or subordinated debt securities affected, voting as one class, may declare the principal of and all accrued and all unpaid interest on those debt securities to be due and payable. If an event of default relating to events of bankruptcy, insolvency or reorganization occurs, the principal of and all accrued and unpaid interest on all the debt securities will become immediately due and payable without any action on the part of the applicable trustee or any holder. The holders of a majority in principal amount of the outstanding debt securities of the series affected by the default, or of all senior debt securities or subordinated debt securities affected, voting as one class, may in some cases rescind this accelerated payment requirement. Depending on the terms of our other indebtedness, an event of default under either of the indentures may give rise to cross defaults on our other indebtedness.

     The indentures will limit the right to institute legal proceedings. No holder of any debt securities will have the right to bring a claim under an indenture unless:

     - the holder has given written notice of a continuing default for that series to the trustee;

     - the holders of not less than 25% of the aggregate principal amount of debt securities of the series shall have made a written request to the trustee to bring the claim and furnished the trustee reasonable indemnification as the trustee may require;

     - the trustee has not commenced an action within 60 days of receipt of the notice and indemnification; and

     - during the 60-day period following receipt of the notice and indemnification, no direction inconsistent with the request has been given to the trustee by the holders of not less than a majority of the aggregate principal amount of the debt securities of the series then outstanding.

Subject to applicable law and any applicable subordination provisions, the holders of debt securities may enforce payment of the principal of or premium, if any, or interest on their debt securities.

     Except as provided in the next sentence, the holders of a majority in aggregate principal amount of any series of debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any power conferred on the trustee. The trustee may decline to follow the holders' direction if, being advised by counsel, the trustee determines that the action is not lawful, or if the trustee in good faith determines that the action would unduly prejudice the holders of the debt securities not taking part in the action or would impose personal liability on the trustee.

     Each indenture will provide that, in case an event of default in respect of a particular series of debt securities has occurred, the trustee must use the degree of care of a prudent man in the conduct of his own affairs. Subject to these provisions, the trustee is under no obligation to exercise any of its rights or power under the indenture at the request of any of the holders of the debt securities of any series unless they have furnished to the trustee reasonable security or indemnity.

     We will be required to furnish to the trustee an annual statement as to our fulfillment of all of our obligations under the relevant indenture.

DEFEASANCE

     When we use the term "defeasance," we mean discharge from some or all of our obligations under an indenture. If we deposit with the applicable trustee funds or government securities sufficient to make payments on the debt securities of a series on the dates those payments are due and payable, then, at our option, either of the following will occur:

     - we will be discharged from our obligations with respect to the debt securities of that series ("legal defeasance"); or

     - we will no longer have any obligation to comply with the restrictive covenants under the applicable indenture, and the related events of default will no longer apply to us, but some of our other obligations under the indenture and the debt securities of that series, including our obligation to make payments on those debt securities, will survive ("covenant defeasance").

     If we effect a covenant defeasance of a series of debt securities, the holders of the debt securities of the series affected will not be entitled to the benefits of the applicable indenture, except for our obligations to:

     - register the transfer or exchange of debt securities;

     - replace stolen, lost or mutilated debt securities; and

     - maintain paying agencies and hold moneys for payment in trust.

     Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the applicable trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for United States federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based on a ruling from the United States Internal Revenue Service or a change in law to that effect.

CONSOLIDATION, MERGER OR SALE OF ASSETS

     Each indenture will generally permit us to consolidate or merge with another entity. The indentures will also permit us to sell all or substantially all of our property and assets. However, we will only consolidate or merge with or into any other entity, or sell all or substantially all of our assets, in accordance with the terms and conditions of the indentures. The indentures provide that we may consolidate with another entity to form a new entity, or merge into any other entity, or transfer or dispose of our assets substantially as an entirety to any other entity only if:

     - the resulting or surviving entity assumes the due and punctual payments on the debt securities and the performance of our covenants and obligations under the applicable indenture and the debt securities; and

     - immediately after giving effect to the transaction, no default or event of default would occur and be continuing.

     The remaining or acquiring entity will be substituted for us in the indentures with the same effect as if it had been an original party to the indentures. Thereafter, the successor entity may exercise our rights and powers under any indenture, in our name or in its own name. Any act or proceeding required or permitted to be done by our board of directors or any of our officers may be done by the board or officers of the successor entity.

MODIFICATION AND WAIVER

     We may amend or supplement either indenture if the holders of a majority in principal amount of the outstanding debt securities of all series issued under the applicable indenture and affected by the amendment or supplement, acting as one class, consent to it. Without the consent of the holder of each debt security affected, however, no amendment or supplement may:

     - reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

     - reduce the rate of or change the time for payment of interest on any debt security;
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

     - reduce the principal of, premium on or any mandatory sinking fund payment for any debt security;

     - change the stated maturity of any debt security;

     - reduce any premium payable on the redemption of any debt security or change the time at which any debt security may or must be redeemed;

     - change any obligation to pay additional amounts on any debt security;

     - make the payments on any debt security payable in any currency or currency unit other than as the debt security originally states;

     - impair the holder's right to institute suit for the enforcement of any payment on any debt security;

     - make any change in the percentage of principal amount of debt securities necessary to waive compliance with specified provisions of the applicable indenture or to make any change in the applicable indenture's provisions for modification;

     - waive a continuing default or event of default regarding any payment on any debt security; or

     - with respect to the subordinated indenture, modify the provisions relating to the subordination of any subordinated debt security in a manner adverse to the holder of that security.

     We and the applicable trustee may agree to amend or supplement either indenture or waive any provision of either indenture without the consent of any holders of debt securities in some circumstances, including:

     - to cure any ambiguity, omission, defect or inconsistency;

     - to provide for the assumption of our obligations under the indenture by a successor upon any merger, consolidation or asset transfer;

     - to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;

     - to provide any security for or add guarantees of any series of debt securities;

     - to comply with any requirement to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939;

     - to add covenants that would benefit the holders of any debt securities or to surrender any rights we have under the indenture;

     - to add events of default with respect to any debt securities;

     - to make any change that does not adversely affect any outstanding debt securities of any series in any material respect;

     - to facilitate the defeasance or discharge of any series of debt securities if that change does not adversely affect the holders of debt securities of that series or any other series under the indenture in any material respect; and

     - to provide for the acceptance of a successor or another trustee.

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

     The holders of a majority in principal amount of the outstanding debt securities of any series, or of all senior debt securities or subordinated debt securities affected, voting as one class, may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any default or event of default in any payment on any debt security or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

CERTIFICATES AND OPINIONS TO BE FURNISHED TO THE TRUSTEE

     Each indenture will provide that, in addition to other certificates or opinions that may be specifically required by other provisions of an indenture, every time we ask the trustee to take action under the indenture, we must provide a certificate of some of our officers and an opinion of counsel (who may be our counsel) stating that, in the opinion of the signers, all conditions precedent to the action have been complied with.

REPORT TO HOLDERS OF DEBT SECURITIES

     We will provide audited financial statements annually to the trustee. The trustee will be required to submit an annual report to the holders of the debt securities discussing, among other things, the trustee's eligibility to serve as trustee, the priority of the trustee's claims regarding some advances made by it, and any action taken by the trustee materially affecting the debt securities.

THE TRUSTEE

     U.S. Trust Company of Texas, N.A. will initially serve as the trustee under both our senior and subordinated indentures.

     Pursuant to applicable provisions of the indentures and the Trust Indenture Act of 1939 governing trustee conflicts of interest, any uncured event of default with respect to any series of debt securities will force the trustee to resign as trustee under either the subordinated indentures or the senior indentures. Any resignation requires the appointment of a successor trustee under the applicable indenture in accordance with its terms and conditions.

     The trustee may resign or be removed by us under certain circumstances specified in the indenture with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to any series. The holders of a majority in aggregate principal amount of the debt securities of any series may remove the trustee with respect to the debt securities of that series.

     Each indenture will contain limitations on the right of the trustee thereunder, in the event that the trustee becomes our creditor, to obtain payment of claims in particular cases or to realize on some property received in respect of any claim as security or otherwise.

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

                          DESCRIPTION OF CAPITAL STOCK

     We may issue shares of our Class A Common Stock from time to time hereunder.

     Our authorized capital stock consists of:

     - 500,000,000 shares of Class A Common Stock, $.01 par value,

     - 14,000,000 shares of Class B Common Stock, $.01 par value, and

     - 3,000,000 shares of preferred stock, $1.00 par value.

     The relative rights and limitations of the Class A Common Stock and the Class B Common Stock, as well as our preferred stock, are summarized below. We refer you to our certificate of incorporation and bylaws, copies of which have been filed as exhibits to our reports or registration statements filed with the SEC, for the complete terms of our capital stock.

CLASS A COMMON STOCK AND CLASS B COMMON STOCK

  VOTING RIGHTS

     Each share of Class A Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to ten votes on all matters submitted to a vote of the stockholders. Except as otherwise provided by law, Class A Common Stock and Class B Common Stock vote together as a single class on all matters presented for a vote of the stockholders. Neither class of our common stock has cumulative voting rights.

  CONVERSION OF CLASS B COMMON STOCK

     Class A Common Stock has no conversion rights. Each share of Class B Common Stock is convertible at any time, at the option of and without cost to the stockholder, into one share of Class A Common Stock upon surrender to our transfer agent of the certificate or certificates evidencing the Class B Common Stock to be converted, together with a written notice of the election of a stockholder to convert shares into Class A Common Stock. Shares of Class B Common Stock will also be automatically converted into shares of Class A Common Stock on the occurrence of events described below. Once shares of Class B Common Stock are converted into shares of Class A Common Stock, the shares may not be converted back into Class B Common Stock.

     Upon the death or permanent incapacity of any Class B holder, the holder's Class B Common Stock shall automatically be converted into Class A Common Stock. All shares of Class B Common Stock will automatically convert into shares of Class A Common Stock on the ninetieth day after the death of our chairman, Darwin Deason, or upon the conversion by Mr. Deason of all Class B Common Stock beneficially owned by Mr. Deason into shares of Class A Common Stock.

     Subject to compliance with applicable securities laws, shares of Class B Common Stock are freely transferable among permitted transferees, but any other transfer of Class B Common Stock will result in its automatic conversion into Class A Common Stock. The restriction on transfers of shares of Class B Common Stock to other than a permitted transferee may preclude or delay a change in control of our capital stock.

     No person or entity holding shares of Class B Common Stock may transfer the shares, whether by sale, assignment, gift, bequest, appointment or otherwise, except to certain permitted transferees.

  DIVIDENDS AND LIQUIDATION RIGHTS

     The holders of Class A Common Stock and Class B Common Stock are entitled to receive dividends out of assets legally available therefore at times and in amounts as the Board of Directors may from time to time determine. Subject to any rights of preferred stock, upon liquidation and dissolution of ACS, the

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

holders of Class A Common Stock and Class B Common Stock are entitled to receive all assets available for distribution to stockholders.

  OTHER RIGHTS

     The holders of Class A Common Stock and Class B Common Stock are not entitled to preemptive or subscription rights. This means that holders of common stock do not have rights to buy any portion of securities we may issue in the future. There are no redemption or sinking fund provisions applicable to the common stock.

RIGHTS AGREEMENT

     On August 5, 1997, we entered into a rights agreement and authorized and declared a dividend distribution of one right for each share of Class A Common Stock and one right for each share of Class B Common Stock, each as outstanding at the close of business on August 25, 1997. Class A Common Stock and Class B Common Stock issued after August 25, 1997 have been and will be issued with an associated right. On April 2, 1999, we amended and restated the rights agreement in order to comply with changes in Delaware law. We have summarized the material provisions of our amended and restated stockholder rights plan below. The summary is not complete. The terms of our stockholder rights plan are fully described in our amended and restated rights agreement dated as of April 2, 1998, which is incorporated in this prospectus by reference. See "Where You Can Find More Information."

     Under the amended and restated rights agreement, each share of Class A Common Stock and Class B Common Stock that we issue is accompanied by the right, under specified circumstances, to purchase one share of Class A Common Stock at a price of $150.00, subject to adjustments. The rights will expire on August 25, 2007, unless this date is extended by us or unless we have already redeemed the rights. Until the distribution date:

     - the rights are not exercisable,

     - the rights can only be transferred with the Class A Common Stock and/or Class B Common Stock, and

     - the stock certificates representing shares of our Class A Common Stock and Class B Common Stock also represent the rights attached to our Class A Common Stock and Class B Common Stock.

     The distribution date is the date, after the date of the rights agreement, that is the earliest of:

     - ten business days following a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the Class A Common Stock, other than:

      - us and certain related entities;

      - Darwin Deason and certain entities related to him; and

      - any person or group of affiliated or associated persons who acquires 15% or more:

        - inadvertently and subsequently divest the excess stock over 14.9%,

        - through a reduction in the number of outstanding shares of Class A Common Stock by our board of directors, including a majority of those directors not associated with the person or group of affiliated or associated persons, and the person or group of affiliated or associated persons does not acquire any additional shares, or

        - through a stock acquisition or tender or exchange offer pursuant to a definitive agreement approved by our board of directors, including a majority of those directors not associated with the acquiring person or group of affiliated or associated persons, prior to the execution of the agreement or the public announcement of the offer; or

     - ten business days following the commencement of, or announcement of an intention to make, a tender offer or exchange offer, the consummation of which would result in the beneficial ownership by a person or group of 15% or more of such outstanding Class A Common Stock.

     Pursuant to the terms of the rights agreement, the rights separate from the shares of our common stock on the distribution date. The rights of the person or group that triggered the distribution date will be void. As soon as practical after the distribution date, we will mail the holders of record certificates representing the rights. The rights will become exercisable to purchase either the number of shares of Class A Common Stock or the common stock of the acquiring company, as applicable, having a market value of two times the applicable exercise price of the right. The exercise price at the time of the plan's creation was $150.00, however the exercise price and the number of shares that are evidenced by each right are subject to adjustment from time to time as set forth in the rights agreement in order to prevent dilution. After the distribution date but before any person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 50% or more of the Class A Common Stock, our board of directors may exchange the rights, other than the rights of the person or group of affiliated or associated persons that triggered the distribution date, in whole or in part, at an exchange ratio of one share of Class A Common Stock per right, subject to adjustment.

     Unless the rights have expired or been redeemed or exchanged, they may be exercised after the distribution date at the option of the holders as provided in the rights agreement. Until a right is exercised, the holder of the right will have no rights as a stockholder of us, including, without limitation, the right to vote, or to receive dividends.

     Under certain conditions set forth in the rights agreement, our board of directors may, at its option, direct us to redeem the rights in whole, but not in part, at a price of $0.01 per right. In addition, our board of directors may extend or reduce the period during which the rights are redeemable, so long as the rights are redeemable at the time of such extension or reduction. Immediately upon any redemption of the rights, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the redemption price.

     Our board of directors may amend or supplement the terms of the rights without the consent of the holders, including an amendment to extend the date on which the rights expire, except that from and after the distribution date no such amendment may adversely affect the basic economic interests of the holders of the rights.

     The rights agreement is intended to protect our stockholders in the event of an unsolicited attempt to acquire us. Our rights could prevent or delay a takeover of us by causing substantial dilution to a person or group that attempts to acquire us on terms not approved by our board of directors. Our rights should not interfere with any merger or other business combination approved by our board of directors, since our stockholder rights may be redeemed by us for a price of $0.01 per rights as described above.

PREFERRED STOCK

     We have no preferred stock outstanding. This section describes the general terms and provisions of the preferred stock that we may offer by this prospectus. We may issue preferred stock in one or more series. Each series of preferred stock will have its own rights and preferences. We will describe in a prospectus supplement:

     - the specific terms of the series of any preferred stock offered through this prospectus, and

     - any general terms outlined in this section that will not apply to those shares of preferred stock.

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

This summary of terms is not complete. For additional information before you buy any preferred stock, you should read our certificate of incorporation and bylaws that are in effect on the date that we offer any preferred stock, as well as any applicable amendment to our charter designating terms of a series of preferred stock.

     Under our certificate of incorporation, we have the authority to issue up to 3,000,000 shares of preferred stock. Prior to issuing shares of preferred stock of a particular series, our board of directors will determine or fix the terms of that series of preferred stock, including:

     - voting rights,

     - redemption provisions,

     - conversion rights,

     - dividend rights,

     - any sinking fund provisions,

     - any transfer restrictions, and

     - preferences in liquidation.

     When we issue shares of preferred stock, they will be fully paid and nonassessable. This means the full purchase price for the outstanding preferred stock will be paid at issuance and that you and the purchaser of those shares of preferred stock will not be required later to pay us any additional amount for that preferred stock. The preferred stock will have no preemptive rights to subscribe for any additional securities that we may issue in the future. This means that purchasers will not receive any rights to buy any portion of the securities that we may issue in the future.

     Because our board of directors has the power to establish the preferences and rights of each class or series of preferred stock, our board of directors may grant the holders of any series or class of preferred stock preferences, powers and rights senior to the rights of holders of shares of our common stock. It is not possible to state the actual effect of the authorization and issuance of additional series of preferred stock upon the rights of holders of our common stock until our board of directors determines the specific terms, rights and preferences of a series of preferred stock. These effects might include, among other things:

     - granting the holders of preferred stock priority over the holders of our common stock with respect to the payment of dividends;

     - diluting the voting power of our common stock; or

     - granting the holders of preferred stock preference with respect to liquidation rights.

In addition, the issuance of preferred stock may, under some circumstances, render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management.

CERTIFICATE OF INCORPORATION AND BYLAWS

     Our certificate of incorporation and bylaws contain several provisions that may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt. Among other things, these provisions require:

     - 80% vote of stockholders to amend some provisions of our certificate of incorporation or our bylaws;

     - permit only our chairman, president or a majority of our board of directors to call stockholder meetings; and

     - permit directors to be removed, with or without cause, only by vote of at least 80% of the combined voting power.

     Our certificate of incorporation does not provide for cumulative voting. Any action required or permitted to be taken by our stockholders may be taken at a duly called annual or special meeting of stockholders. The bylaws provide that special meetings of the stockholders may be called only by the chairman of the board of directors, the president or a majority of the members of the board of directors. These provisions could have the effect of delaying until the next annual stockholders' meeting actions that are not favored by the holders of a majority of the voting power of our outstanding capital stock. Moreover, the bylaws authorize the stockholders to take action by written consent signed by the holders of a majority of the voting power of our outstanding capital stock, provided that written notice is given to those stockholders who have not consented in writing.

     Under the Delaware General Corporation Law, the approval of a Delaware corporation's board of directors, in addition to stockholder approval, is required to adopt any amendment to the company's certificate of incorporation, but the exclusive power to adopt, amend and repeal the bylaws is conferred solely upon the stockholders, unless the corporation's certificate of incorporation also confers the power on its board of directors. Our certificate of incorporation grants the power to amend the bylaws to the board of directors. Our certificate of incorporation also contains provisions permitted under the Delaware General Corporation Law that limit the liability of directors.

     In addition to these provisions of the certificate of incorporation and bylaws, we are subject to the provisions of Section 203 of the Delaware General Corporation Law, which restricts the consummation of some business combination transactions, including mergers, stock and asset sales and other transactions resulting in financial benefit to the stockholder, between a Delaware public corporation and an "interested stockholder" for a period of three years after the date the interested stockholder acquired its stock. An "interested stockholder" is defined as a person who, together with any of the person's affiliates and/or associates, beneficially owns 15% or more of any class or series of stock entitled to vote in the election of directors. However, a person is not an "interested stockholder" if:

     - the transaction is approved by (1) the corporation's board of directors prior to the date the interested stockholder acquired the shares or (2) a majority of the board of directors and by the affirmative vote of the holders of two-thirds of the outstanding shares of each class or series of stock entitled to vote generally in the election of directors, not including the shares owned by the interested stockholder; or

     - the interested stockholder acquired at least 85% of the voting stock of the corporation in the transaction in which it became an interested stockholder.

     Section 203 of the Delaware General Corporation Law is intended to discourage some takeover practices by impeding the ability of a hostile acquirer to engage in some types of transactions with the target company. Moreover, the bylaws contain a provision that permits any contract or other transaction between ACS and any of our directors, officers or stockholders, or any corporation or firm in which any of them are directly or indirectly interested, to be valid notwithstanding the presence of the director, officer or stockholder at the meeting authorizing the contract or transaction, or his participation or vote in the stockholder's meeting or authorization, subject to conditions, including disclosure.

TRANSFER AGENT AND REGISTRAR

     First City Transfer Company, our affiliate, serves as transfer agent and registrar for the Class A Common Stock and preferred stock.

NEW YORK STOCK EXCHANGE LISTING

     Our Class A Common Stock is listed for trading on the New York Stock Exchange under the symbol "ACS".

                        DESCRIPTION OF DEPOSITARY SHARES

     We have no depositary shares outstanding. We may issue depositary receipts for depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. Shares of preferred stock of each series represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named in the deposit agreement and the holders from time to time of the depositary receipts. You are encouraged to read the deposit agreement and depositary receipts.

     Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular series of preferred stock represented by the depositary shares evidenced by the depositary receipt he owns, to all the rights and preferences of the preferred stock represented by the depositary shares, including:

     - dividend rights,

     - voting rights,

     - conversion rights,

     - redemption rights, and

     - liquidation rights.

     The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following us issuing and delivering the preferred stock to the preferred stock depositary, we will cause the preferred stock depositary to issue, on our behalf, the depositary receipts. A prospectus supplement will include the form of deposit agreement and depositary receipt. These documents will include the provisions described in this prospectus.

DIVIDENDS AND OTHER DISTRIBUTIONS

     The preferred stock depositary will distribute all cash dividends or other cash distributions received relating to the preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of depositary receipts owned by those holders, subject to some obligations of holders to:

     - file proofs, certificates and other information; and

     - pay some charges and expenses to the preferred stock depositary.

In the event of a distribution other than in cash, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts entitled to the distribution, subject to some obligations of holders to:

     - file proofs, certificates and other information; and

     - pay some charges and expenses to the preferred stock depositary, unless the preferred stock depositary determines that it is not feasible to make those distributions, in which case the preferred stock depositary may, with our approval, sell the property and distribute the net proceeds from the sale to holders of the relevant depositary receipts. No distribution will be made relating to any depositary share to the extent that it represents any preferred stock converted into other securities.

WITHDRAWAL OF STOCK

     Upon surrender of the depositary receipts at the corporate trust office of the preferred stock depositary (unless the related depositary shares have previously been called for redemption or converted into other securities), the holders of those depositary receipts will be entitled to delivery at the corporate trust office, to or upon that holder's order, the number of whole or fractional shares of the preferred stock and any money or other property represented by the depositary shares evidenced by the depositary receipts owned by the holder. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related preferred stock on the basis of the proportion of preferred stock represented by the depositary share surrendered as specified in the applicable prospectus supplement. However, holders of shares of preferred stock will not thereafter be entitled to receive depositary shares for such stock. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to the holder surrendering the depositary receipt at the same time a new depositary receipt evidencing the excess number of depositary shares.

REDEMPTION OF DEPOSITARY SHARES

     Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, provided we shall have paid in full to the preferred stock depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to the preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us.

     From and after the date fixed for redemption, all dividends in respect of the shares of preferred stock called for redemption will cease to accrue, the depositary shares called for redemption will no longer be deemed to be outstanding. At such time, all rights of the holders of the depositary receipts evidencing the depositary shares called for redemption will cease, except the right to receive any moneys payable upon redemption of the depositary receipts and any money or other property to which the holders of the depositary receipts redeemed were entitled upon redemption and surrender, which moneys or other property will be paid to the preferred stock depositary.

VOTING OF PREFERRED STOCK

     Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent such preferred stock. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by each holder's depositary shares. The preferred stock depositary will vote the amount of preferred stock represented by the depositary shares in accordance with the instructions provided by the holder of the depositary shares. We will agree to take all reasonable action which may be deemed necessary by the preferred stock depositary in order to enable the preferred stock depositary to vote in accordance with the instructions provided by the holders.

     The preferred stock depositary will abstain from voting the amount of preferred stock represented by depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing the depositary shares. The preferred stock depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as such action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred stock depositary.

LIQUIDATION PREFERENCE

     In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary shares evidenced by the respective depositary receipt, as set forth in the applicable prospectus supplement.

CONVERSION OF PREFERRED STOCK

     The depositary shares will not be convertible into common stock or any other of our securities or property. Nevertheless, if available, the depositary receipts may be surrendered by holders of the depositary receipts to the preferred stock depositary with written instructions to the preferred stock depositary to instruct us to cause conversion of the preferred stock represented by the depositary shares evidenced by the depositary receipts surrendered into whole shares of common stock, other shares of our preferred stock or other shares of stock. We have agreed that upon receipt of instructions to convert and any amounts payable in respect of the conversion, we will cause the conversion of depositary receipts utilizing the same procedures as those provided for delivery of preferred stock to effect conversion of the depositary receipts. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional shares of common stock will be issued upon conversion, and if conversion would result in a fractional share being issued, an amount will be paid in cash by us equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

     The form of depositary receipt evidencing the depositary shares that represent the preferred stock and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred stock will not be effective unless the amendment has been approved by the existing holders of at least sixty-six and two-third percent (66 2/3%) of the depositary shares evidenced by the depositary receipts then outstanding. No amendment will impair the right, subject to some exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred stock and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any amendment becomes effective will be deemed, by continuing to hold such receipt, to consent and agree to the amendment and to be bound by the deposit agreement as amended by such amendment.

     The deposit agreement may be terminated by us upon not less than 30 days' prior written notice to the preferred stock depositary if the holders of a majority of each series of preferred stock affected by the termination consents to the termination. Upon a termination that has been consented to, the preferred stock depositary will deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by the holder, the number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by the depositary receipts surrendered by the holder together with any other property held by the preferred stock depositary with respect to the depositary receipts surrendered by the holder. In addition, the deposit agreement will automatically terminate if:

     - all outstanding depositary shares have been redeemed;

     - there has been a final distribution in respect of the related preferred stock in connection with any liquidation, dissolution or winding up of ACS and the distribution has been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred stock; or

     - each share of the related preferred stock has been converted into our securities not represented by depositary shares.

CHARGES OF PREFERRED STOCK DEPOSITARY

     We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred stock depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the fees and expenses of the preferred stock depositary for any duties requested by those holders to be performed which are outside of those expressly provided for in the deposit agreement.

RESIGNATION AND REMOVAL OF PREFERRED STOCK DEPOSITARY

     The preferred stock depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred stock depositary. Any resignation or removal of the preferred stock depositary will take effect upon the appointment of a successor preferred stock depositary. A successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

MISCELLANEOUS

     The preferred stock depositary will forward to holders of depositary receipts any reports, notices, proxy soliciting materials or other communications from us that are received by the preferred stock depositary with respect to the related preferred stock. Neither the preferred stock depositary nor us will be liable if it is prevented from or delayed in performing its obligations under the deposit agreement, by law or any circumstances beyond its control. Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performing their duties under the deposit agreement in good faith and without negligence (in the case of any action or inaction in the voting of preferred stock represented by the depositary shares), gross negligence or willful misconduct, and we and the preferred stock depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or shares of preferred stock represented thereby unless satisfactory indemnity is furnished.

     We and the preferred stock depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock represented by the depositary receipts for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give information to us and the preferred stock depositary, and on documents believed in good faith to be genuine and signed by a proper party. In the event the preferred stock depositary receives conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred stock depositary will be entitled to act on those claims, requests or instructions received from us.

                            DESCRIPTION OF WARRANTS

     We have no warrants outstanding. We may issue warrants for the purchase of our preferred stock, Class A Common Stock or debt securities by this prospectus. Warrants may be:

     - issued independently;

     - issued together with any other securities offered by any prospectus supplement;

     - issued through a dividend or other distribution to our stockholders; or

     - attached to or separate from securities.

We may issue warrants under a warrant agreement to be entered into between us and a warrant agent. We will name any warrant agent in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. You are encouraged to read the warrant before purchasing the same.

WARRANTS FOR PREFERRED STOCK OR CLASS A COMMON STOCK

     In the applicable prospectus supplement, we will describe the terms of the warrants for the purchase of our preferred stock or Class A Common Stock, the warrant certificates and applicable warrant agreement, including, where applicable, the following:

     - the title of the warrants;

     - their aggregate number;

     - the price or prices at which we will issue them;

     - changes to the exercise price;

     - the designation, number and terms of the preferred stock or Class A Common Stock that can be purchased upon exercise of the warrants;

     - the designation and terms of the other securities, if any, with which the warrants are issued and the number of warrants that are issued with each of those securities;

     - any provisions for adjustment of the number or amount of shares of preferred stock or Class A Common Stock receivable upon exercise of the warrants;

     - the date, if any, on and after which the warrants and the related preferred stock or Class A Common Stock, if any, will be separately transferable;

     - the price at which each share of preferred stock or Class A Common Stock that can be purchased upon exercise of the warrants may be purchased;

     - the date on which the right to exercise them will commence and the date on which that right will expire;

     - the minimum or maximum number of the warrants that may be exercised at any one time;

     - information with respect to book-entry procedures, if any;

     - a discussion of material federal income tax considerations; and

     - any other terms of the warrants, including terms, procedures and limitations relating to the transferability, exchange and exercise of the warrants.

WARRANTS FOR DEBT SECURITIES

     In the applicable prospectus supplement, we will describe the terms of the warrants for the purchase of our debt securities, the warrant certificates, and applicable warrant agreement, including the following:

     - the title of the warrants;

     - the aggregate number of the warrants;

     - the price or prices at which the warrants will be issued;

     - the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the warrants, the exercise price and the procedures, terms, limitations and conditions relating to the exercise of the warrants;

     - the designation and terms of any related debt securities with which the warrants are issued, and the number of the warrants issued with each debt security;

     - the date, if any, on and after which warrants and the related debt securities will be separately transferable;

     - the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

     - the maximum or minimum number of warrants which may be exercised at any time;

     - a discussion of the material United States Federal income tax considerations applicable to the warrants; and

     - any other terms of the warrants.

Prior to the exercise of the warrants, holders of warrants will not have any of the rights of holders of the debt securities that may be purchased upon exercise and will not be entitled to payments of principal of (or premium, if any) or interest, if any, on the debt securities that may be purchased upon such exercise.

EXERCISE OF WARRANTS

     Each warrant will entitle the holder of warrants to purchase for cash the principal amount of debt securities, shares of preferred stock or shares of Class A Common Stock at the exercise price as set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the warrants offered thereby. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

     Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the debt securities, or shares of preferred stock or Class A Common Stock purchasable upon exercise of the warrant. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

                             SELLING SECURITYHOLDER

     Darwin Deason founded ACS in 1988 and until February 1999 served as our chairman and chief executive officer. Since February 1999, he has continued to serve as the chairman of our board of directors. As of August 24, 2001 he owned beneficially 1,504,562 shares of our Class A Common Stock and all 3,299,686 shares of our outstanding Class B Common Stock.

     The following table sets forth information with respect to Mr. Deason's beneficial ownership of Class A Common Stock, as adjusted to reflect the sale by Mr. Deason of up to 1,504,562 shares of Class A Common Stock registered for sale by the registration statement of which this prospectus is a part.

                                                                                          SHARES OF
                                 SHARES OF CLASS A COMMON                           CLASS A COMMON STOCK
                                 STOCK BENEFICIALLY OWNED                            BENEFICIALLY OWNED
                                   PRIOR TO OFFERING(1)                               AFTER OFFERING(1)
                                 -------------------------         CLASS A          ---------------------
                                               PERCENT OF        COMMON STOCK                 PERCENT OF
NAME OF SELLING SECURITYHOLDER     NUMBER     OUTSTANDING     OFFERED HEREBY(1)     NUMBER    OUTSTANDING
------------------------------   ----------   ------------   --------------------   ------    -----------
Darwin Deason..................  1,504,562       3.16%            1,504,562          -0-          0%

---------------

(1) These figures include 1,003,397 shares of Class A Common Stock owned by The Deason International Trust. Mr. Deason holds the sole voting power with respect to these shares through an irrevocable proxy granted by the trust. The investment power with respect to these shares is held by the trust. In addition, these figures include 7,310 shares owned by Mr. Deason's spouse and her daughter. Mr. Deason disclaims beneficial ownership of these shares. These figures do not include the 3,299,686 shares of our Class B Common Stock which Mr. Deason beneficially owns. Each share of Class B Common Stock is convertible at any time, at Mr. Deason's option, into one share of Class A Common Stock. In addition to the voting rights of the Class A Common Stock, each Class B Common Stock is entitled to 10 votes per share.

                              PLAN OF DISTRIBUTION

     We may sell the securities described in this prospectus in and outside the United States (a) through underwriters or dealers, (b) directly to purchasers, including our affiliates, (c) through agents or (d) through a combination of any of these methods. The prospectus supplement will include the following information:

     - the terms of the offering,

     - the names of any underwriters or agents,

     - the name or names of any managing underwriter or underwriters,

     - the purchase price of the securities from us,

     - the net proceeds to us from the sale of the securities,

     - any delayed delivery arrangements,

     - any underwriting discounts, commissions and other items constituting underwriters' compensation,

     - any initial public offering price,

     - any discounts or concessions allowed or reallowed or paid to dealers, and

     - any commissions paid to agents.

SALE THROUGH UNDERWRITERS OR DEALERS

     If we use underwriters in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined prior to or at the time of sale, including at prevailing market prices or at prices related to prevailing market prices. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

     During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

     If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

DIRECT SALES AND SALES THROUGH AGENTS

     We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

     We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

DELAYED DELIVERY CONTRACTS

     If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

GENERAL INFORMATION

     We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

                                 LEGAL MATTERS

     The validity of the securities will be passed upon for us by Baker Botts L.L.P., Dallas, Texas.

                                    EXPERTS

     The financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended June 30, 2001, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements of Lockheed Martin IMS Corporation (A subsidiary of Lockheed Martin Corporation) at December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000, incorporated by reference in this prospectus have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference herein from our Current Report on Form 8-K filed on August 29, 2001, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements, information statements and other information with the SEC. You may read and copy this information, for a copying fee, at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. We encourage you to call the SEC at 1-800-SEC-0330 for more information about its public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov. Information about us is also available to the public from our website at http://www.acs-inc.com.

     Our Class A Common Stock is traded on the New York Stock Exchange and, therefore, the information we file with the Commission may also be inspected at the offices of the New York Stock Exchange, located at 20 Broad Street, New York, NY 10005.

     This prospectus is part of a registration statement we have filed with the SEC relating to the securities we may offer. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You should read the registration statement and the exhibits and schedules for more information about us and our securities. The registration statement, exhibits and schedules are available at the SEC's public reference room or through its web site.

     You may also obtain a copy of our filings with the SEC, at no cost, by writing or telephoning us at the following address:

         Affiliated Computer Services, Inc.
         Attention: William L. Deckelman, Jr.
         Executive Vice President, General Counsel and Secretary
         2828 North Haskell Avenue
         Dallas, Texas 75204
         Telephone: (214) 841-6111

                    INFORMATION WE INCORPORATE BY REFERENCE

     The SEC allows us to "incorporate by reference" into this prospectus the information we file with them, which means that we can disclose important information to you by referring to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information superseded by this prospectus or the applicable prospectus supplement. The prospectus incorporates by reference the documents set forth below that we have previously filed with the Commission. These documents contain important information about us and our financial condition and results of operations.

     - our Annual Report on Form 10-K for the year ended June 30, 2001;

     - our Current Report on Form 8-K filed August 29, 2001; and

     - the description of our Class A Common Stock, par value $0.01 per share, contained in our Registration Statement on Form 8-A, dated September 26, 1994, including any amendment or report filed for the purpose of updating such description.

     We also incorporate by reference additional documents that we file with the SEC in the future under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of this offering. The information filed by us with the SEC in the future will update and supercede the information referenced above.

     YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS OR THE APPLICABLE PROSPECTUS SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS ACCURATE ONLY AS TO THE DATE ON THE FRONT OF THE DOCUMENT AND THAT ANY INFORMATION WE HAVE INCORPORATED BY REFERENCE IS ACCURATE ONLY AS OF THE DATE OF THE DOCUMENT INCORPORATED BY REFERENCE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 $1,500,000,000

                       AFFILIATED COMPUTER SERVICES, INC.

                             SENIOR DEBT SECURITIES
                          SUBORDINATED DEBT SECURITIES
                              CLASS A COMMON STOCK
                                PREFERRED STOCK
                               DEPOSITARY SHARES
                                    WARRANTS

                           -------------------------

                                   PROSPECTUS
                           -------------------------

                                           , 2001

                                   [ACS LOGO]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED AUGUST 30, 2001

PROSPECTUS

                                 $1,500,000,000

                       AFFILIATED COMPUTER SERVICES, INC.
                          SUBORDINATED DEBT SECURITIES

                                  ACS TRUST I
                                  ACS TRUST II
        TRUST PREFERRED SECURITIES FULLY AND UNCONDITIONALLY GUARANTEED,
           AS DESCRIBED HEREIN, BY AFFILIATED COMPUTER SERVICES, INC.
                             ---------------------

THE TRUSTS

     ACS Trust I and ACS Trust II are subsidiaries of Affiliated Computer Services, Inc. They exist for the purpose of issuing preferred securities.

THE OFFERING

     Trust Preferred Securities: The trusts may offer from time to time trust preferred securities representing undivided beneficial interests in the assets of the issuing trust. The trusts will use the proceeds from the sale of their preferred securities to purchase our subordinated debt securities.

     Subordinated Debt Securities: We may offer from time to time our subordinated debt securities to a trust. These subordinated debt securities may be distributed to holders of the trust preferred securities if and when a trust is dissolved.

     Guarantee: We will guarantee on a subordinated basis the trusts' payment obligations on the trust preferred securities as described in the prospectus and the prospectus supplement.

                             ---------------------

     We will provide the specific terms of the offered securities in supplements to this prospectus. You should read this prospectus and the supplements carefully before you invest.

                             ---------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

                The date of this Prospectus is           , 2001

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
ABOUT THIS PROSPECTUS.......................................    1
A WARNING ABOUT FORWARD-LOOKING STATEMENTS..................    1
AFFILIATED COMPUTER SERVICES, INC...........................    2
USE OF PROCEEDS.............................................    3
ACCOUNTING TREATMENT RELATING TO TRUST PREFERRED
  SECURITIES................................................    3
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED
  DIVIDENDS.................................................    3
THE TRUSTS..................................................    4
  Securities of Each Trust..................................    4
  Powers and Duties of Trustees.............................    4
  Books and Records.........................................    5
  The Property Trustee......................................    5
  Events of Default.........................................    5
  Debts and Obligations.....................................    6
DESCRIPTION OF THE TRUST PREFERRED SECURITIES...............    6
  Terms.....................................................    6
  Voting....................................................    7
  Distributions.............................................    7
  Record Holders............................................    7
DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEES....    8
  Covenants of ACS..........................................    8
  Amendments and Assignment.................................    9
  Termination of the Guarantees.............................   10
  Status of the Guarantees..................................   10
  Periodic Reports Under Guarantees.........................   11
  Duties of Guarantee Trustee...............................   11
  Governing Law.............................................   11
DESCRIPTION OF THE SUBORDINATED DEBT SECURITIES.............   11
  General...................................................   11
  Subsequent Distribution to Holders of Trust Securities....   13
  Subordination.............................................   13
  Global Certificates.......................................   14
  Events of Default.........................................   15
  Defeasance................................................   16
  Consolidation, Merger or Sale of Assets...................   17
  Modification and Waiver...................................   17
  Certificates and Opinions to be Furnished to the
     Trustee................................................   18
  Report to Holders of Debt Securities......................   19
  The Trustee...............................................   19
PLAN OF DISTRIBUTION........................................   19
  Sale Through Underwriters or Dealers......................   19
  Direct Sales and Sales Through Agents.....................   20
  Delayed Delivery Contracts................................   20
  General Information.......................................   20
LEGAL MATTERS...............................................   21
EXPERTS.....................................................   21
WHERE YOU CAN FIND MORE INFORMATION.........................   21
INFORMATION WE INCORPORATE BY REFERENCE.....................   22

                             ABOUT THIS PROSPECTUS

     Generally, whenever we use the terms "we," "our," "us," and "ACS," we are referring to Affiliated Computer Services, Inc. and its subsidiaries. However, for purposes of the "The Trusts," "Description of the Trust Preferred Securities Guarantees," and "Description of the Subordinated Debt Securities," sections of this prospectus, and when the context otherwise requires, the terms "we," "our," "us," and "ACS" refer only to Affiliated Computer Services, Inc.

     This prospectus is part of a registration statement we filed with the SEC using a "shelf" registration process. The registration statement also includes a prospectus under which we may offer from time to time senior debt securities, subordinated debt securities, Class A Common Stock, preferred stock, warrants and depositary securities. Under the shelf registration process, we may offer from time to time any combination of the securities described in these two prospectuses in one or more offerings with a total initial offering price of up to $1,500,000,000. This prospectus provides you with a general description of the trust preferred securities of ACS Trust I and ACS Trust II, the subordinated debt securities to be issued by ACS to the trusts, and ACS's guarantee of the trust preferred securities. Each time we use this prospectus to offer these securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering such as:

     - the type and amount of securities which we propose to sell;

     - the initial offering price of such securities;

     - the names and compensation of the underwriters or agents, if any, through or to which we will sell the securities;

     - information about any securities exchanges or automated quotation systems on which the securities will be listed or traded;

     - any material United States federal income tax considerations applicable to the securities; and

     - any other material information about the offering and the sale of the securities.

The prospectus supplement may also add, update, or change information contained or incorporated by reference in this prospectus. Please carefully read this prospectus and the prospectus supplement, together with the additional information described under the heading "Where You Can Find More Information."

     We have not included separate financial statements of the trusts in this prospectus. We do not consider that such financial statements are material to holders of the trust preferred securities because:

     - each trust is a special purpose entity,

     - neither trust has any operating history or independent operations, and

     - neither trust is engaged in, nor will it engage in, any activity other than issuing preferred and common securities, investing in and holding our subordinated debt securities and engaging in related activities.

     Furthermore, the combination of our obligations under the subordinated debt securities, the associated indenture, the declarations of trust and the guarantees provides a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the trust preferred securities. We do not expect that the trust will file reports with the SEC under the Securities Exchange Act of 1934.

                   A WARNING ABOUT FORWARD-LOOKING STATEMENTS

     Statements contained in this prospectus, incorporated by reference in this prospectus and contained in any accompanying prospectus supplement, that are not historical facts, are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information about possible or assumed future results of our operations. Also, when we use the words "believes," "expects," "anticipates," "estimates," "may," "could," "potential" or similar expressions, we are making forward-looking statements. Many possible events or factors could affect the future financial results and performance of our company. This could cause our results or performance to differ materially from those expressed in our forward-looking statements. You should consider these risks when you purchase securities.

     The following list identifies some of the factors that could cause our actual results to differ from those expressed or implied by our forward-looking statements.

     - our ability to attract and retain skilled personnel,

     - changes in demand for and pricing of information technology outsourcing, business process outsourcing, and systems integration services,

     - changes in regulation and governmental or public policy,

     - competition,

     - changes in the financial condition of our customers,

     - general economic conditions, fluctuations in interest rates and fluctuations in currency exchange rates in countries in which we do business,

     - our ability to complete and integrate strategic acquisitions and alliances,

     - changes in the U.S. federal government spending levels for information technology services,

     - unexpected operational difficulties or cancellations of significant customer contracts, and

     - other factors we discuss in this prospectus, the applicable prospectus supplement and our other filings with the SEC.

                       AFFILIATED COMPUTER SERVICES, INC.

     We are a global, Fortune 1000 company delivering comprehensive business process outsourcing and information technology outsourcing solutions, as well as system integration services, to both commercial and federal government clients. We are based in Dallas, Texas and have offices primarily in North America, as well as Central America, South America, Europe, Africa and the Middle East. Our clients have time-critical, transaction-intensive information processing needs and we typically service these needs through long-term contracts.

     We were formed in 1988 to participate in the trend to outsource information processing requirements to third parties. This outsourcing enables businesses to focus on core operations, respond to rapidly changing technologies and reduce expenses associated with business processes and data processing. Our business strategy is to expand our client base and enhance our service offerings through both internal marketing and the acquisition of complementary companies. Our marketing efforts focus on developing long-term relationships with clients that choose to outsource mission critical business processes and information technology requirements. Our focus over the last several years has been to participate in the expanding business process outsourcing market. Our business expansion has been accomplished both from internal growth as well as through acquisitions.

     We serve two primary markets. Our largest market is the commercial sector. Within the commercial sector, which includes state and local governments, we provide business process outsourcing, systems integration services and technology outsourcing to a variety of clients nationwide, including healthcare providers, retailers, local municipalities, state agencies, wholesale distributors, manufacturers, utilities, financial institutions and insurance companies.

     We also serve the federal government market. Our services in this market are comprised of business process outsourcing, systems integration services and technology outsourcing. Within our federal government business, approximately half of our revenues are derived from civilian agencies, including the Department of Education, with the remaining half from Department of Defense agencies.

     Additional information concerning our business and operations is incorporated by reference herein from our other SEC filings and may be included in applicable prospectus supplements.

     Our principal executive offices are located at 2828 North Haskell Avenue, Dallas, Texas 75204. Our telephone number at that location is (214) 841-6111.

                                USE OF PROCEEDS

     Except as otherwise provided in the applicable supplement to this prospectus, we expect to use the net proceeds from the sale of the securities we are offering in this prospectus for general corporate purposes. These purposes may include:

     - repayment of indebtedness, including indebtedness incurred in connection with acquisitions;

     - redemption or repurchase of our securities;

     - additions to working capital;

     - capital expenditures; or

     - acquisitions.

     We will set forth specific information about the use of proceeds from the sale of the securities in the applicable prospectus supplement. Before any net proceeds are applied to the uses described above, the proceeds may be invested in short-term or marketable securities.

     Each trust will use all proceeds from the sale of the trust preferred securities to purchase our subordinated debt securities.

          ACCOUNTING TREATMENT RELATING TO TRUST PREFERRED SECURITIES

     The financial statements of any trust issuing securities will be consolidated with our financial statements, with the trust securities shown on our consolidated financial statements as ACS-obligated mandatorily convertible preferred trust securities of a subsidiary trust. Our financial statements will include a footnote that discloses, among other things, that the assets of the trust consist of our subordinated debt securities and will specify the designation, principal amount, interest rate and maturity date of such subordinated debt securities.

                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                            AND PREFERRED DIVIDENDS

     The following table sets forth the ratio of earnings to fixed charges for the periods indicated:

   FISCAL YEAR ENDED JUNE 30,
--------------------------------
1997   1998   1999   2000   2001
----   ----   ----   ----   ----
3.9    3.7    4.2    4.6    5.4

     For the purpose of calculating the ratio of earnings to fixed charges, earnings are defined as earnings before income taxes and extraordinary items plus fixed charges. Fixed charges consist of interest expense, amortization of debt issue costs and a portion of rental expense representative of interest. Since there have been no preferred securities outstanding during the periods presented, the ratio of earnings to combined fixed charges and preferred dividends does not differ from the presentation of the ratio of earnings to fixed charges presented above.

                                   THE TRUSTS

     Each of the trusts was created under the Delaware Business Trust Act and will be governed by an amended and restated trust agreement between the trustees of each trust and ACS. Each amended and restated trust agreement will be qualified under the Trust Indenture Act of 1939.

     We have summarized selected provisions of the amended and restated trust agreement below. This summary is not complete. For a complete description, we encourage you to read the applicable form of amended and restated trust agreement, which we have filed with the SEC. Please read "Where You Can Find More Information."

     The address of the principal office of each trust is 2828 North Haskell Avenue, Dallas, Texas 75204. The telephone number at that location is (214) 841-6111.

SECURITIES OF EACH TRUST

     When a trust issues its preferred securities, you and the other holders of the preferred securities will own all of the issued and outstanding preferred securities of the trust, representing an undivided beneficial interest in the assets of each trust. ACS will acquire all of the issued and outstanding common securities of each trust, representing an undivided beneficial interest in the assets of each trust of at least 3%. The preferred securities will be substantially identical to the common securities and will rank equally with the common securities, except that:

     - if an event of default under the trust agreement occurs and is continuing, the holders of preferred securities will have the right to receive payments before the holders of the common securities receive payments; and

     - the holders of common securities have the exclusive right to increase or decrease the number of trustees, or to appoint, remove or replace the trustees and to increase or decrease the number of trustees.

     Each trust will exist primarily for the purposes of:

     - issuing its preferred and common securities,

     - investing the proceeds from the sale of its preferred and common securities in the subordinated debt securities of ACS, and

     - engaging in only such other activities as are necessary or incidental to issuing its securities and purchasing and holding subordinated debt securities of ACS.

     The rights of the holders of the preferred securities of a trust, including economic rights, rights to information and voting rights, will be contained in and governed by the applicable trust agreement, the Delaware Business Trust Act and the Trust Indenture Act of 1939.

POWERS AND DUTIES OF TRUSTEES

     The number of trustees of each trust initially will be three. Two of the trustees will be individuals who are officers or employees of ACS. The third trustee will be Wilmington Trust Company, a Delaware banking corporation which has its principal place of business in the State of Delaware, which is unaffiliated with us and which will serve as the property trustee under the trust agreement for purposes of the Trust Indenture Act of 1939.

     The property trustee will own and hold for your benefit the subordinated debt securities purchased by a trust. The property trustee will also:

     - generally exercise the rights, powers and privileges of a holder of the subordinated debt securities;

     - maintain exclusive control of a segregated non-interest bearing bank account to hold all payments on the subordinated debt securities; and

     - promptly make distributions to the holders of the trust securities out of funds from the property account.

     Wilmington Trust Company, acting in its capacity as guarantee trustee, will hold for your benefit a preferred securities guarantee, which will be separately qualified under the Trust Indenture Act of 1939.

     Because ACS will own all of the common securities of each trust, ACS will have the exclusive right to appoint, remove or replace trustees and to increase or decrease the number of trustees. In most cases, there will be at least three trustees. The term of a trust will be described in the applicable prospectus supplement, but a trust may dissolve earlier as provided in the applicable trust agreement.

     The duties and obligations of the trustees of a trust will be governed by the trust agreement of that trust, the Delaware Business Trust Act and the Trust Indenture Act of 1939.

BOOKS AND RECORDS

     The books and records of each trust will be maintained at the principal office of the trust and will be open for inspection by each holder of preferred securities of the trust or any authorized representative for any purpose reasonably related to the holder's interest in the trust during normal business hours.

THE PROPERTY TRUSTEE

     The property trustee, for the benefit of the holders of the trust securities, generally will exercise all rights under the indenture for the holders of the subordinated debt securities deposited in the trust as trust assets, including the right to enforce ACS's obligations under the subordinated debt securities upon the occurrence of an event of default under the indenture.

     If ACS extends the interest payment period for the related subordinated debt securities held by a trust and, as a result, the trust does not make distributions, the property trustee will not be able to enforce the payment of distributions on the preferred securities until an event of default under the trust agreement has occurred. If an event of default under the trust agreement has occurred and is continuing, then the holders of at least a majority of outstanding preferred securities of a trust may direct the property trustee for such trust or the guarantee trustee, as the case may be, to enforce the available remedies under the related trust agreement and preferred securities guarantee. If the property trustee fails to enforce its rights under the applicable series of subordinated debt securities, you may provide written notice to the property trustee that you will enforce those rights and, to the extent permitted by applicable law, 30 days after submitting that request, you may, to the extent permitted by applicable law, enforce those rights directly against ACS without first instituting any legal proceeding against the property trustee or any other person.

     If an event of default under the applicable trust agreement has occurred and is continuing and results from ACS's failure to make payments on the applicable series of subordinated debt securities when due, then you may directly institute a proceeding to enforce payment of the principal of, any premium or interest on or any additional amounts payable with respect to the applicable series of subordinated debt securities in an amount corresponding to the aggregate liquidation amount of your trust preferred securities. If you bring any such direct action, ACS will be entitled to your rights under the applicable trust agreement to the extent of any payment made by ACS to you. Except as expressly provided in the preceding sentences or in the applicable prospectus supplement, you will not be able to exercise directly any other remedy available to the holders of the applicable series of subordinated debt securities.

EVENTS OF DEFAULT

     If an event of default under the subordinated debt indenture occurs and is continuing, an event of default under the related trust agreement will occur and be continuing. In that case, each trust agreement provides that the holders of common securities will waive any such event of default under the trust agreement of such trust until all events of default under the trust agreement of such trust relating to the preferred securities of the trust have been cured, waived or otherwise eliminated. Until all such events of default under the trust agreement of such trust relating to the preferred securities have been cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the preferred securities, and only the holders of the preferred securities will have the right to direct the property trustee as to some matters under the amended and restated trust agreement and under the indenture relating to the subordinated debt securities.

     If the holders of the preferred securities of a trust waive any event of default under the trust agreement as provided in the amended and restated trust agreement, ACS, as the holder of the common securities, will also be bound by the waiver without any further act, vote or consent. The property trustee will notify you of any notice of default relating to the subordinated debt securities, unless such default has been cured before the giving of such notice or the property trustee in good faith determines that the withholding of such notice is in your interests.

DEBTS AND OBLIGATIONS

     In each trust agreement, ACS has agreed to pay all debts and obligations, other than payments on the related trust securities, and all costs and expenses of the applicable trust, including the fees and expenses of its trustees and any taxes and all costs and expenses of the trust. But ACS will not pay withholding taxes of the trust, except to the extent we describe in the prospectus supplement. ACS's obligations under each trust agreement will benefit, and will be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed whether or not such creditor has received notice of ACS's contractual obligation. Any such creditor may enforce these obligations directly against ACS, and ACS has irrevocably waived any right or remedy to require that any such creditor take any action against any trust or any other person before proceeding against ACS. ACS will be entitled to the benefits of all rights of a trust relating to any amounts paid to any creditor by ACS.

                 DESCRIPTION OF THE TRUST PREFERRED SECURITIES

TERMS

     Each trust may issue only one series of preferred securities. The terms of the preferred securities will include those stated in the amended and restated trust agreement and those made a part of that declaration by the Trust Indenture Act of 1939. For a complete description of the trust preferred securities, we encourage you to read the amended and restated trust agreement, a form of which we have filed with the SEC, before purchasing trust preferred securities. Please read "Where You Can Find More Information."

     ACS will guarantee the trust preferred securities on a subordinated basis to the extent described under "Description of the Trust Preferred Securities Guarantee."

     The prospectus supplement relating to preferred securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

     - the designation of the trust preferred securities;

     - the number of trust preferred securities issued by the trust;

     - the annual distribution rate, the distribution payment dates, the record dates for distribution payments and the additional amounts, if any, that may be payable with respect to the trust preferred securities;

     - whether distributions will be cumulative and compounding and, if so, the dates from which distributions will be cumulative or compounded;

     - the amounts that will be paid out of the assets of the trust to the holders of preferred securities upon dissolution, winding-up or termination of the trust;

     - any repurchase or redemption provisions;

     - any voting rights of the trust preferred securities in addition to those required by law;

     - any rights to defer distributions on the trust preferred securities by extending the interest payment period on the subordinated debt securities; and

     - any other relevant terms, rights, preferences, privileges, limitations or restrictions of the trust preferred securities.

VOTING

     You will have limited voting rights, relating only to the modification of the trust preferred securities and, under specified circumstances, the exercise of the property trustee's rights as holder of the subordinated debt securities and the preferred securities guarantee. You will not be able to appoint, remove or replace trustees or to increase or decrease the number of trustees, because these rights will be vested exclusively in ACS as the holder of the common securities of the trust.

DISTRIBUTIONS

     Under each amended and restated trust agreement, the property trustee must make distributions on the preferred securities of a trust to the extent that the property trustee has cash on hand in the applicable property account to permit such payment. The only funds available for distribution to the holders of the preferred securities of a trust will be those received by the property trustee on the applicable subordinated debt securities. If ACS does not make payments on the subordinated debt securities, the property trustee will not make corresponding distributions on the trust preferred securities. Under each amended and restated trust agreement, if and to the extent ACS does make payments on the subordinated debt securities, the property trustee will be obligated to make distributions on the preferred and common securities of such trust on a pro rata basis.

     ACS will guarantee payment of distributions on the preferred securities of a trust as and to the extent described under "Description of the Trust Preferred Securities Guarantees." A preferred securities guarantee covers distributions and other payments on the applicable trust preferred securities only if and to the extent that ACS has made a payment to the property trustee on the applicable subordinated debt securities. If an event of default under the related amended and restated trust agreement has occurred and is continuing, any funds available to make payments will be paid first to you and the other holders of the trust preferred securities pro rata based on the aggregate liquidation amount of trust preferred securities held by you and other holders in relation to the aggregate liquidation amount of all the outstanding trust preferred securities. In that case, ACS, as the holder of common securities of a trust, would receive payments only after satisfaction of all amounts owed to the holders of trust preferred securities.

RECORD HOLDERS

     The trustees of a trust may treat the registered owners of the trust preferred securities as the holders for purposes of receiving distributions and for all other purposes. Trust preferred securities will be issued in fully registered form. Unless we inform you otherwise in a prospectus supplement, trust preferred securities will be represented by one or more global certificates registered on the books and records of such trust in the name of a depository or its nominee. Under each amended and restated trust agreement:

     - The trust and its trustees will be entitled to deal with the depository for all purposes, including the payment of distributions and receiving approvals, votes or consents under the related trust agreement.

     - Except for provisions in the related trust agreement dealing with the issuance of definitive certificates representing the trust preferred securities, the trust and its trustees will not have any obligation to persons owning a beneficial interest in trust preferred securities registered in the name of and held by the depository or its nominee.

     - The rights of beneficial owners of trust preferred securities will be exercised only through the depository and will be limited to those established by law and agreements with the depository and/or its participants.

     The depository will receive all notices and communications relating to, and distributions on, trust preferred securities that are registered in the name of and held by the depository or its nominee. ACS will disclose in the applicable prospectus supplement the specific terms of the depository arrangement for the trust preferred securities of a trust and any additional rights and limitations of owners of beneficial interests in the global subordinated debt securities.

            DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEES

     We have summarized selected provisions of the guarantees below. This summary is not complete. For a complete description, we encourage you to read the guarantees, a form of which we have filed with the SEC, before purchasing trust preferred securities. Please read "Where You Can Find More Information."

     ACS will irrevocably and unconditionally agree to pay you in full the following amounts to the extent not paid by the trust:

     - any accumulated and unpaid distributions and any additional amounts with respect to the trust preferred securities and any redemption price for trust preferred securities called for redemption by the trust, if and to the extent that ACS has made corresponding payments on the subordinated debt securities to the property trustee of the trust; and

     - payments upon the dissolution, winding-up or termination of the trust equal to the lesser of:

      - the liquidation amount plus all accumulated and unpaid distributions and additional amounts on the trust preferred securities to the extent the trust has funds legally available for those payments, and

      - the amount of assets of the trust remaining legally available for distribution to the holders of trust preferred securities in liquidation of the trust.

     Wilmington Trust Company, as guarantee trustee, will hold the guarantee for the benefit of the holders of preferred securities. ACS may satisfy its obligation to make a guarantee payment either by making payment directly to the holders of trust preferred securities or to the guarantee trustee for remittance to the holders or by causing the applicable trust to make the payment to them.

     Each guarantee is a guarantee from the time of issuance of the applicable series of trust preferred securities. But the guarantees cover distributions and other payments on trust preferred securities only if and to the extent that ACS has made corresponding payments on the subordinated debt securities to the applicable property trustee. If ACS does not make those corresponding payments on the subordinated debt securities, the trust will not have funds available for payments and that trustee will not make distributions on the preferred securities.

     ACS's obligations under the trust agreement for each trust, the guarantees, the subordinated debt securities and the associated indenture taken together will provide a full and unconditional guarantee on a subordinated basis of payments due on the trust preferred securities.

COVENANTS OF ACS

     In each guarantee, ACS will agree that, as long as any preferred securities issued by the applicable trust are outstanding, ACS will not make the payments and distributions described below if:

     - it is in default on its guarantee payments or other payment obligations under the related guarantee;

     - any event of default under the applicable trust agreement has occurred and is continuing; or

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     - ACS has elected to defer payments of interest on the related subordinated debt securities by extending the interest payment period and that deferral period is continuing.

In these circumstances, ACS will agree that it will not:

     - declare or pay any dividends on its capital stock or redeem, purchase, acquire or make a distribution or liquidation payment with respect to its capital stock other than:

      - dividends or distributions in, options, warrants or rights to subscribe for or purchase, shares of its capital stock,

      - transactions relating to a shareholders' rights plan,

      - as a result of a reclassification of its capital stock or the exchange or conversion of one class or series of its capital stock for another class or series of its capital stock,

      - the payment of accrued dividends and the purchase of fractional share interests upon conversion or exchange of its capital stock, or

      - purchases of its shares of common stock related to benefit plans of itself or any of its affiliates, dividend reinvestment plans or stock purchase plans;

     - make any payments on or repay, repurchase or redeem any ACS debt security that ranks equally with or junior to the subordinated debt securities; and

     - make any guarantee payments on any guarantee by ACS of the debt securities of any of its subsidiaries, other than a payment under a guarantee related to a series of the trust preferred securities, if that guarantee ranks equally with or junior to the subordinated debt securities.

In addition, as long as preferred securities issued by any trust are outstanding, ACS will agree that it will:

     - remain the sole direct or indirect owner of all the outstanding common securities of that trust, except as permitted by the applicable trust agreement;

     - permit the common securities of that trust to be transferred only as permitted by the trust agreement; and

     - use reasonable efforts to cause that trust to continue to be treated as a grantor trust for United States federal income tax purposes, except in connection with a distribution of subordinated debt securities to the holders of trust preferred securities as provided in the trust agreement, in which case the trust would be dissolved.

AMENDMENTS AND ASSIGNMENT

     ACS and the guarantee trustee may amend each guarantee without the consent of any holder of trust preferred securities if the amendment does not adversely affect the rights of the holders in any material respect. In all other cases, ACS and the guarantee trustee may amend each guarantee only with the prior approval of the holders of at least a majority of outstanding preferred securities issued by the applicable trust. The manner in which ACS will obtain that approval will be described in the prospectus supplement.

     ACS may assign its obligations under the guarantees only in connection with a consolidation, merger or asset sale involving ACS that is permitted under the indenture governing the subordinated debt securities.

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

TERMINATION OF THE GUARANTEES

     A guarantee will terminate upon:

     - full payment of the redemption price of all preferred securities of the applicable trust;

     - distribution of the related subordinated debt securities, or any securities into which those debt securities are convertible (if applicable), to the holders of the preferred securities and common securities of that trust in exchange for all the securities issued by that trust; or

     - full payment of the amounts payable upon liquidation of that trust.

     However, each guarantee will continue to be effective or will be reinstated if any holder of trust preferred securities must repay any amounts paid on those trust preferred securities or under the guarantee.

STATUS OF THE GUARANTEES

     ACS's obligation under each guarantee to make guarantee payments will be:

     - unsecured,

     - subordinated and junior in right of payment to all other liabilities of ACS, except for liabilities that, by their terms, rank equally with or subordinate to ACS's obligations under a guarantee, and

     - senior to all capital stock of ACS.

     ACS's obligations under each guarantee will rank equally with obligations under other guarantee agreements that ACS may enter into from time to time if both:

     - the agreements are in substantially the form of the preferred securities guarantee and provide for comparable guarantees by ACS of payment on preferred securities issued by other trusts or financing vehicles of ACS, and

     - the debt relating to those trust preferred securities is subordinated, unsecured indebtedness of ACS.

     ACS's obligations under each guarantee will be effectively junior to all debt and preferred stock of its subsidiaries.

     By your acceptance of the trust preferred securities, you agree to the subordination provisions and other terms of the related guarantee.

     Each guarantee will be deposited with the guarantee trustee to be held for your benefit. The guarantee trustee will have the right to enforce the guarantee on your behalf. In most cases, the holders of a majority of outstanding preferred securities issued by the applicable trust will have the right to direct the time, method and place of:

     - conducting any proceeding for any remedy available to the applicable guarantee trustee, or

     - exercising any trust or other power conferred upon that guarantee trustee under the applicable guarantee.

     Each guarantee will constitute a guarantee of payment and not merely of collection. This means that the guarantee trustee may institute a legal proceeding directly against ACS to enforce the payment rights under the guarantee without first instituting a legal proceeding against any other person or entity.

     If the guarantee trustee fails to enforce the guarantee or ACS fails to make a guarantee payment, you may institute a legal proceeding directly against ACS to enforce your rights under that guarantee without first instituting a legal proceeding against the applicable trust, the guarantee trustee or any other person or entity.

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

PERIODIC REPORTS UNDER GUARANTEES

     ACS will be required to provide annually to the guarantee trustee a statement as to its performance of its obligations and its compliance with all conditions under the guarantees. ACS and the guarantee trustee will also provide any reports required to be delivered by the Trust Indenture Act of 1939.

DUTIES OF GUARANTEE TRUSTEE

     The guarantee trustee normally will perform only those duties specifically set forth in the applicable guarantee. The guarantees do not contain any implied covenants. If a default occurs on a guarantee, the guarantee trustee will be required to use the same degree of care and skill in exercise of its powers under the guarantee as a prudent person would use under the circumstances in the conduct of his or her own affairs. The guarantee trustee will exercise any of its rights or powers under the guarantee at the request or direction of holders of the applicable series of trust preferred securities only if it is offered security and indemnity satisfactory to it.

GOVERNING LAW

     New York law will govern the guarantees.

                DESCRIPTION OF THE SUBORDINATED DEBT SECURITIES

     ACS may issue to a trust from time to time one or more series of subordinated debt securities under a subordinated indenture between it and the indenture trustee. The indenture will be qualified under the Trust Indenture Act. The indenture does not limit the amount of debt securities that ACS may issue under the indenture or the amount of additional debt that ACS or any of its subsidiaries may incur. ACS will issue only one series of subordinated debt securities to each trust.

     We have summarized selected provisions of the indenture and the debt securities below. You should read the indenture for more details regarding the provisions we describe below and for other provisions that may be important to you. We have filed a form of the indenture with the SEC as an exhibit to the registration statement of which this prospectus forms a part. Please read "Where You Can Find More Information."

     In this summary description of the subordinated debt securities, all references to "ACS," "we" or "us" means Affiliated Computer Services, Inc. only and does not include its subsidiaries or affiliates, unless the context requires otherwise.

GENERAL

     The subordinated debt securities will be subordinated to, and thus have a junior position to, all our other senior debt. In some cases, and as would be described in a prospectus supplement, a series of our subordinated debt may also be junior in some respects to a different series of subordinated debt. The indenture will not limit the amount of debt we may issue under the indenture, and, unless we inform you otherwise in the prospectus supplement, they will not limit the amount of other debt or securities we may incur or issue. We may issue debt securities under an indenture from time to time in one or more series, each in an amount we authorize prior to issuance.

     We conduct a substantial part of our operations through our subsidiaries, and our subsidiaries generate a significant part of our operating income and cash flow. As a result, distributions or advances from our subsidiaries are important sources of funds to meet our debt service obligations. Contractual provisions or laws, as well as our subsidiaries' financial condition and operating requirements, may limit our ability to obtain from our subsidiaries cash that we need to pay our debt service obligations, including payments on the debt securities. In addition, holders of the debt securities will have a junior position to the claims of creditors of our subsidiaries on their assets and earnings.

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

     Unless we inform you otherwise in the prospectus supplement, the indenture and the debt securities will not contain:

     - any covenants or other provisions designed to protect holders of the debt securities in the event we participate in a highly leveraged transaction; or

     - provisions that give holders of the debt securities the right to require us to repurchase their securities in the event of a decline in our credit rating resulting from a takeover, recapitalization or similar restructuring or otherwise.

     The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

     - the title of the debt securities;

     - the total principal amount of the debt securities;

     - whether a series of subordinated debt is junior in any respects to another series of subordinated debt;

     - whether we will issue the debt securities in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

     - the date or dates on which the principal of and any premium on the debt securities will be payable;

     - any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

     - whether and under what circumstances any additional amounts with respect to the debt securities will be payable;

     - the place or places where payments on the debt securities will be payable;

     - any provisions for redemption or early repayment;

     - any sinking fund or other provisions that would obligate us to redeem, purchase or repay the debt securities prior to maturity;

     - the denominations in which we may issue the debt securities;

     - whether payments on the debt securities will be payable in foreign currency or currency units or another form, and whether payments will be payable by reference to any index or formula;

     - the portion of the principal amount of the debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

     - any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

     - any changes or additions to the events of default or covenants this prospectus describes;

     - any restrictions or other provisions relating to the transfer or exchange of the debt securities; and

     - any other terms of the debt securities.

     We may sell the debt securities at a discount, which may be substantial, below their stated principal amount. Those debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates.

     If we sell any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in the prospectus supplement the restrictions, elections, material tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

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

SUBSEQUENT DISTRIBUTION TO HOLDERS OF TRUST SECURITIES

     If we issue subordinated debt securities to a trust in connection with the issuance of preferred and common securities by that trust, those subordinated debt securities subsequently may be distributed to the holders of the preferred and common securities either:

     - upon the dissolution of the trust, which may be at our election, or

     - upon the occurrence of events that we will describe in the prospectus supplement.

SUBORDINATION

     Our subordinated debt securities will have a junior position to all of our senior debt. "Senior debt" is defined to include debt not expressed to be subordinate or junior in right of payment to any other indebtedness of ACS.

     Unless we inform you otherwise in the prospectus supplement, the term "debt" means:

     - indebtedness for borrowed money;

     - obligations evidenced by bonds, debentures, notes or similar instruments;

     - obligations relating to letters of credit or similar instruments;

     - reimbursement obligations relating to letters of credit and similar instruments described in the preceding item;

     - obligations to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred in the ordinary course of business;

     - capitalized lease obligations;

     - debt of a third party secured by a lien on any asset of ACS;

     - debt of others guaranteed by ACS to the extent of the guarantee; and

     - obligations for claims under derivative products.

Under the subordinated indenture, payment of the principal, interest and any premium on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all senior debt. Further, a series of subordinated debt may be junior in some respects to another series of subordinated debt. The subordinated indenture will provide that no payment of principal, interest and any premium on the subordinated debt securities may be made in the event:

     - we fail to pay the principal, interest, premium or any other amounts on any senior debt when due; or

     - we default in performing any other covenant (a "covenant default") in any senior debt if the covenant default allows the holders of that senior debt to accelerate the maturity of the senior debt they hold.

The indenture will not limit the amount of senior debt that we may incur.

     Unless we inform you otherwise in the prospectus supplement, a covenant default will prevent us from making payments on the subordinated debt securities only for up to 179 days after holders of the senior debt give the trustee for the subordinated debt securities notice of a covenant default.

     Unless provided in a prospectus supplement, any subordinated debt securities offered pursuant to the subordinated indenture will rank equally in right of payment with each other and to our $230,000,000 original principal amount of 4% convertible subordinated notes due March 15, 2005 and our $316,990,000 original principal amount of 3.50% convertible subordinated notes due February 15, 2006.

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

     The indenture will prohibit us from making for a specified time period any payment of principal of or premium, if any, or interest on, or sinking fund requirements for, the subordinated debt securities during the continuance of any default in respect of senior debt, unless and until the default on the senior debt is cured or waived.

     Upon any distribution of our assets in connection with any dissolution, winding up, liquidation, reorganization, bankruptcy or other similar proceeding relative to us, our creditors or our property, the holders of our senior debt will first be entitled to receive payment in full of the principal thereof and premium, if any, and interest due on the senior debt securities before the holders of the subordinated debt securities are entitled to receive any payment of the principal of and premium, if any, or interest on the subordinated debt securities. Because of this subordination, if we become insolvent, our creditors who are not holders of our senior debt or of our subordinated debt securities may recover less, ratably, than holders of our senior debt securities but may recover more, ratably, than holders of our subordinated debt securities.

     The subordination does not affect our obligation, which is absolute and unconditional, to pay, when due, principal of, premium, if any, and interest on the subordinated debt securities. In addition, the subordination does not prevent the occurrence of any default under the indenture.

GLOBAL CERTIFICATES

     The debt securities of a series may be issued in whole or in part in the form of one or more global certificates that will be deposited with a depository identified in a prospectus supplement. The specific terms of the depository arrangements with respect to any debt securities of a series will be described in a prospectus supplement.

     Unless otherwise specified in a prospectus supplement, debt securities issued in the form of a global certificate to be deposited with a depository will be represented by a global certificate registered in the name of the depository or its nominee. Upon the issuance of a global certificate in registered form, the depository for the global certificate will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global certificate to the accounts of institutions that have accounts with the depository or its nominee. The depository or its nominee are referred to in this prospectus as participants. The accounts to be credited shall be designated by the underwriters or agents of the debt securities, or by us if the debt securities are offered and sold directly by us.

     Ownership of beneficial interests in a global certificate will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in a global certificate will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depository or its nominee for the global certificate. Ownership of beneficial interests in a global certificate by persons that hold through participants will be shown on, and the transfer of that ownership interest within a participant will be effected only through, records maintained by that participant. The laws of some jurisdictions require that some purchasers of securities take physical delivery of their securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global certificate.

     So long as the depository for a global certificate in registered form, or its nominee, is the registered owner of the global certificate, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities of the series represented by the global certificate for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a global certificate will not be entitled to have debt securities of the series represented by the global certificate registered in their names, will not receive or be entitled to receive physical delivery of debt securities in definitive form, and will not be considered the owners or holders of the global certificate under the indenture.

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

     Payment of principal of, premium, if any, and any interest on debt securities of a series registered in the name of or held by a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner or the holder of a global certificate representing the debt securities. None of us, the trustee, any paying agent, or the applicable debt security registrar for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global certificate for debt securities or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

     We expect that the depository for debt securities of a series, upon receipt of any payment of principal, premium or interest in respect of a permanent global certificate, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global certificate as shown on the records of the depository. We also expect that payments by participants to owners of beneficial interests in a global certificate held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in street name, and those payments will be the responsibility of the participants. However, we have no control over the practices of the depository and/or the participants and there can be no assurance that these practices will not be changed.

     Unless it is exchanged in whole or in part for debt securities in definitive form, a global certificate may generally be transferred only as a whole unless it is being transferred to particular nominees of the depository.

     Unless otherwise stated in any prospectus supplement, The Depository Trust Company, New York, New York will act as depository. Beneficial interests in global certificates will be shown on, and transfers of global certificates will be effected only through, records maintained by The Depository Trust Company and its participants.

EVENTS OF DEFAULT

     Under the indenture, an event of default, unless a prospectus supplement provides otherwise, will mean any of the following:

     - our failure to pay principal of or any premium on any debt securities of that series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise, or is required by any sinking fund established with respect to such series;

     - our failure to pay interest or any required additional amounts on any debt securities of that series for 30 days;

     - our failure to comply with any of our covenants or agreements in the debt securities of that series or the indenture, other than an agreement or covenant that we have included in the indenture solely for the benefit of other series of debt securities, for the period of days specified in the applicable prospectus supplement after written notice by the trustee or by the holders of at least 25% in principal amount of all the outstanding debt securities issued under the indenture that are affected by that failure;

     - certain defaults with respect to our debt (other than the debt securities of that series) in an aggregate principal amount in excess of that dollar amount specified in the related prospectus supplement and supplemental indenture for the debt securities, which consists of the failure to make any payment at maturity or that results in acceleration of the maturity of such debt;

     - specified events involving our bankruptcy, insolvency or reorganization;

     - certain events of dissolution or winding up of the trusts; or

     - any other event of default provided for that series of debt securities.

     An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under an indenture. The trustee may withhold notice
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

to the holders of debt securities of any default (except in the payment of principal or interest) if it considers on good faith that the withholding of notice is in the best interests of the holders.

     If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default, voting as one class, may declare the principal of and all accrued and all unpaid interest on those debt securities to be due and payable. If an event of default relating to events of bankruptcy, insolvency or reorganization occurs, the principal of and all accrued and unpaid interest on all the debt securities will become immediately due and payable without any action on the part of the trustee or any holder. The holders of a majority in principal amount of the outstanding debt securities of the series affected by the default, voting as one class, may in some cases rescind this accelerated payment requirement. Depending on the terms of our other indebtedness, an event of default under the indenture may give rise to cross defaults on our other indebtedness.

     The indenture will limit the right to institute legal proceedings. No holder of any debt securities will have the right to bring a claim under an indenture unless:

     - the holder has given written notice of a continuing default for that series to the trustee;

     - the holders of not less than 25% of the aggregate principal amount of debt securities of the series shall have made a written request to the trustee to bring the claim and furnished the trustee reasonable indemnification as the trustee may require;

     - the trustee has not commenced an action within 60 days of receipt of the notice and indemnification; and

     - during the 60-day period following receipt of the notice and indemnification, no direction inconsistent with the request has been given to the trustee by the holders of not less than a majority of the aggregate principal amount of the debt securities of the series then outstanding.

Subject to applicable law and any applicable subordination provisions, the holders of debt securities may enforce payment of the principal of or premium, if any, or interest on their debt securities.

     Except as provided in the next sentence, the holders of a majority in aggregate principal amount of any series of debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any power conferred on the trustee. The trustee may decline to follow the holders' direction if, being advised by counsel, the trustee determines that the action is not lawful, or if the trustee in good faith determines that the action would unduly prejudice the holders of the debt securities not taking part in the action or would impose personal liability on the trustee.

     The indenture will provide that, in case an event of default in respect of a particular series of debt securities has occurred, the trustee must use the degree of care of a prudent man in the conduct of his own affairs. Subject to these provisions, the trustee is under no obligation to exercise any of its rights or power under the indenture at the request of any of the holders of the debt securities of any series unless they have furnished to the trustee reasonable security or indemnity.

     We will be required to furnish to the trustee an annual statement as to our fulfillment of all of our obligations under the indenture.

DEFEASANCE

     When we use the term "defeasance," we mean discharge from some or all of our obligations under an indenture. If we deposit with the applicable trustee funds or government securities sufficient to make payments on the debt securities of a series on the dates those payments are due and payable, then, at our option, either of the following will occur:

     - we will be discharged from our obligations with respect to the debt securities of that series ("legal defeasance"); or

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

     - we will no longer have any obligation to comply with the restrictive covenants under the indenture, and the related events of default will no longer apply to us, but some of our other obligations under the indenture and the debt securities of that series, including our obligation to make payments on those debt securities, will survive ("covenant defeasance").

     If we effect a covenant defeasance of a series of debt securities, the holders of the debt securities of the series affected will not be entitled to the benefits of the indenture, except for our obligations to:

     - register the transfer or exchange of debt securities;

     - replace stolen, lost or mutilated debt securities; and

     - maintain paying agencies and hold moneys for payment in trust.

     Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for United States federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based on a ruling from the United States Internal Revenue Service or a change in law to that effect.

CONSOLIDATION, MERGER OR SALE OF ASSETS

     The indenture will generally permit us to consolidate or merge with another entity. The indenture will also permit us to sell all or substantially all of our property and assets. However, we will only consolidate or merge with or into any other entity, or sell all or substantially all of our assets, in accordance with the terms and conditions of the indenture. The indenture provides that we may consolidate with another entity to form a new entity, or merge into any other entity, or transfer or dispose of our assets substantially as an entirety to any other entity only if:

     - the resulting or surviving entity assumes the due and punctual payments on the debt securities and the performance of our covenants and obligations under the applicable indenture and the debt securities; and

     - immediately after giving effect to the transaction, no default or event of default would occur and be continuing.

     The remaining or acquiring entity will be substituted for us in the indenture with the same effect as if it had been an original party to the indenture. Thereafter, the successor entity may exercise our rights and powers under the indenture, in our name or in its own name. Any act or proceeding required or permitted to be done by our board of directors or any of our officers may be done by the board or officers of the successor entity.

MODIFICATION AND WAIVER

     We may amend or supplement the indenture if the holders of a majority in principal amount of the outstanding debt securities of all series issued under the indenture and affected by the amendment or supplement, acting as one class, consent to it. Without the consent of the holder of each debt security affected, however, no amendment or supplement may:

     - reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

     - reduce the rate of or change the time for payment of interest on any debt security;

     - reduce the principal of, premium on or any mandatory sinking fund payment for any debt security;

     - change the stated maturity of any debt security;

     - reduce any premium payable on the redemption of any debt security or change the time at which any debt security may or must be redeemed;

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

     - change any obligation to pay additional amounts on any debt security;

     - make the payments on any debt security payable in any currency or currency unit other than as the debt security originally states;

     - impair the holder's right to institute suit for the enforcement of any payment on any debt security;

     - make any change in the percentage of principal amount of debt securities necessary to waive compliance with specified provisions of the indenture or to make any change in the indenture's provisions for modification;

     - waive a continuing default or event of default regarding any payment on any debt security; or

     - modify the provisions relating to the subordination of any subordinated debt security in a manner adverse to the holder of that security.

     We and the trustee may agree to amend or supplement an indenture or waive any provision of an indenture without the consent of any holders of debt securities in some circumstances, including:

     - to cure any ambiguity, omission, defect or inconsistency;

     - to provide for the assumption of our obligations under the indenture by a successor upon any merger, consolidation or asset transfer;

     - to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;

     - to provide any security for or add guarantees of any series of debt securities;

     - to comply with any requirement to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939;

     - to add covenants that would benefit the holders of any debt securities or to surrender any rights we have under the indenture;

     - to add events of default with respect to any debt securities;

     - to make any change that does not adversely affect any outstanding debt securities of any series in any material respect;

     - to facilitate the defeasance or discharge of any series of debt securities if that change does not adversely affect the holders of debt securities of that series or any other series under the indenture in any material respect; and

     - to provide for the acceptance of a successor or another trustee.

     The holders of a majority in principal amount of the outstanding debt securities of any series, or of all debt securities affected, voting as one class, may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any default or event of default in any payment on any debt security or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

CERTIFICATES AND OPINIONS TO BE FURNISHED TO THE TRUSTEE

     The indenture will provide that, in addition to other certificates or opinions that may be specifically required by other provisions of an indenture, every time we ask the trustee to take action under the indenture, we must provide a certificate of some of our officers and an opinion of counsel (who may be our counsel) stating that, in the opinion of the signers, all conditions precedent to the action have been complied with.

REPORT TO HOLDERS OF DEBT SECURITIES

     We will provide audited financial statements annually to the trustee. The trustee will be required to submit an annual report to the holders of the debt securities discussing, among other things, the trustee's eligibility to serve as trustee, the priority of the trustee's claims regarding some advances made by it, and any action taken by the trustee materially affecting the debt securities.

THE TRUSTEE

     U.S. Trust Company of Texas, N.A. will initially serve as the trustee under our subordinated indenture.

     U.S. Trust Company of Texas, N.A. will also initially serve as the trustee under our senior indenture. Pursuant to applicable provisions of the indentures and the Trust Indenture Act of 1939 governing trustee conflicts of interest, any uncured event of default with respect to any series of debt securities will force the trustee to resign as trustee under either the subordinated indentures or the senior indentures. Any resignation requires the appointment of a successor trustee under the applicable indenture in accordance with its terms and conditions.

     The trustee may resign or be removed by us under certain circumstances specified in the indenture with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to any series. The holders of a majority in aggregate principal amount of the debt securities of any series may remove the trustee with respect to the debt securities of that series.

     The indenture will contain limitations on the right of the trustee thereunder, in the event that the trustee becomes our creditor, to obtain payment of claims in particular cases or to realize on some property received in respect of any claim as security or otherwise.

                              PLAN OF DISTRIBUTION

     We may sell the securities described in this prospectus in and outside the United States (a) through underwriters or dealers, (b) directly to purchasers, including our affiliates, (c) through agents or (d) through a combination of any of these methods. The prospectus supplement will include the following information:

     - the terms of the offering,

     - the names of any underwriters or agents,

     - the name or names of any managing underwriter or underwriters,

     - the purchase price of the securities from us,

     - the net proceeds to us from the sale of the securities,

     - any delayed delivery arrangements,

     - any underwriting discounts, commissions and other items constituting underwriters' compensation,

     - any initial public offering price,

     - any discounts or concessions allowed or reallowed or paid to dealers, and

     - any commissions paid to agents.

SALE THROUGH UNDERWRITERS OR DEALERS

     If we use underwriters in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined prior to or at the time of sale including at prevailing market prices or at prices related to prevailing market prices.

Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

     During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

     If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

DIRECT SALES AND SALES THROUGH AGENTS

     We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

     We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

DELAYED DELIVERY CONTRACTS

     If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

GENERAL INFORMATION

     We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

                                 LEGAL MATTERS

     Certain matters of Delaware law relating to the validity of the preferred securities, the enforceability of the applicable trust agreement and the formation of the trusts will be passed upon for us by Richards, Layton & Finger, P.A., Wilmington, Delaware, our special Delaware counsel and special Delaware counsel to the trusts. The validity of the applicable preferred securities guarantee, the Class A Common Stock and the subordinated debt securities offered hereby will be passed upon for us by Baker Botts L.L.P., Dallas, Texas.

                                    EXPERTS

     The financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended June 30, 2001, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements of Lockheed Martin IMS Corporation (A subsidiary of Lockheed Martin Corporation) at December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000, incorporated by reference in this prospectus have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference herein from our Current Report on Form 8-K filed on August 29, 2001, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements, information statements and other information with the SEC. You may read and copy this information, for a copying fee, at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. We encourage you to call the SEC at 1-800-SEC-0330 for more information about its public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov. Information about us is also available to the public from our website at http://www.acs-inc.com.

     Our Class A Common Stock is traded on the New York Stock Exchange and, therefore, the information we file with the Commission may also be inspected at the offices of the New York Stock Exchange, located at 20 Broad Street, New York, NY 10005.

     This prospectus is part of a registration statement we have filed with the SEC relating to the securities we may offer. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and that accompanying exhibits and schedules we file with the SEC. You should read the registration statement and the exhibits and schedules for more information about us and our securities. The registration statement, exhibits and schedules are available at the SEC's public reference room or through its web site.

     You may also obtain a copy of our filings with the SEC, at no cost, by writing or telephoning us at the following address:

        Affiliated Computer Services, Inc.
        Attention: William L. Deckelman, Jr.
        Executive Vice President, General Counsel and Secretary
        2828 North Haskell Avenue
        Dallas, Texas 75204
        Telephone: (214) 841-6111

                    INFORMATION WE INCORPORATE BY REFERENCE

     The SEC allows us to "incorporate by reference" into this prospectus the information we file with them, which means that we can disclose important information to you by referring to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information superseded by this prospectus or the applicable prospectus supplement. The prospectus incorporates by reference the documents set forth below that we have previously filed with the Commission. These documents contain important information about us and our financial condition and results of operations.

     - our Annual Report on Form 10-K for the year ended June 30, 2001;

     - our Current Report on Form 8-K filed August 29, 2001; and

     - the description of our Class A Common Stock, par value $0.01 per share, contained in our Registration Statement on Form 8-A, dated September 26, 1994, including any amendment or report filed for the purpose of updating such description.

     We also incorporate by reference additional documents that we file with the SEC in the future under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of this offering. The information filed by us with the SEC in the future will update and supercede the information referenced above.

     YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS OR THE APPLICABLE PROSPECTUS SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS ACCURATE ONLY AS TO THE DATE ON THE FRONT OF THE DOCUMENT AND THAT ANY INFORMATION WE HAVE INCORPORATED BY REFERENCE IS ACCURATE ONLY AS OF THE DATE OF THE DOCUMENT INCORPORATED BY REFERENCE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 $1,500,000,000

                       AFFILIATED COMPUTER SERVICES, INC.

                          SUBORDINATED DEBT SECURITIES

                                  ACS TRUST I
                                  ACS TRUST II

        TRUST PREFERRED SECURITIES FULLY AND UNCONDITIONALLY GUARANTEED,
           AS DESCRIBED HEREIN, BY AFFILIATED COMPUTER SERVICES, INC.

                           -------------------------

                                   PROSPECTUS
                           -------------------------

                                           , 2001

                                   [ACS LOGO]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     We estimate that our expenses in connection with the offering described in this registration statement will be as set forth below. All amounts shown are estimates except the Securities and Exchange Commission filing fee.

Securities and Exchange Commission filing fee...............   $  375,000*
Blue Sky fees and expenses (including legal fees)...........       30,000
Legal fees and expenses.....................................      500,000
Trustee fees and expenses (including legal fees)............      100,000
Accounting fees and expenses................................      150,000
Printing expenses...........................................      150,000
Rating Agency fees..........................................      325,000
Miscellaneous...............................................       34,000
                                                               ----------
          Total Expenses....................................   $1,664,000
                                                               ==========

---------------

* The registrants previously filed with the Securities and Exchange Commission on November 15, 1999, a shelf registration statement (Registration Number 333-90943) for the registration of $500,000,000 of securities. No securities were sold pursuant to such registration statement and such registration statement has been terminated. The filing fee paid by the registrants in connection with such prior registration statement is offset, pursuant to Rule 457(p) of the Securities Act, against the filing fee due in connection with this registration statement, resulting in a new net paid filing fee of $250,000.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article 9 of the Company's Second Amended and Restated Certificate of Incorporation provides for indemnification of directors and officers to the full extent permitted under Delaware law.

     Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director or officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by that person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and others in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director or officer is successful on the merits or otherwise in the defense of any action referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify that director or officer against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith.

     Section 33 of the Company's bylaws provides that the Company will, to the fullest extent permitted by applicable law as then in effect, indemnify any person who is or was involved in any manner or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative, or investigative (including, without limitation, any action, suit, or proceeding by or in the right of the Company to procure a judgment in its favor) by reason of the fact that such person is or was or had agreed to become a director, officer, employee or agent of the Company, or is or was serving at the request of the Board of Directors or an officer of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not for profit, or anything done or not done by such person in any capacity, against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding. Section 33 of the Company's bylaws also provides that the Company may provide advances to an indemnitee to cover expenses he or she incurs in defending against any action, suit, proceeding or investigation.

     The Company has also entered into indemnification agreements with each of its directors. These indemnification agreements generally provide the Company's directors with a contractual right of indemnification to the same extent provided by Section 145 of the Delaware General Corporation Law and a contractual right to advancement of expenses consistent with the provisions of
Article IX of the Company's amended and restated bylaws.

     Additionally, the Company's certificate of incorporation, as amended, contains a provision that eliminates the personal liability of directors to the Company or its shareholders to the fullest extent allowed by Delaware law for or with respect to any acts or omissions in the performance of his or her duties as a director of the Company. As a result, shareholders may be unable to recover monetary damages against directors for negligent or grossly negligent acts or omissions in violation of their duty of care. The provision does not change the liability of a director for breach of his duty of loyalty to the Company or to shareholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for the declaration or payment of dividends in violation of Delaware law, or in respect of any transaction from which that director receives an improper personal benefit.

     The Company also maintains directors' and officers' liability insurance for its directors and officers that protects them from certain losses arising from claims or charges made against them in their capacities as directors or officers of the Company.

     Agreements the Company may enter into with underwriters, dealers and agents who participate in the distribution of securities of the Company may contain provisions relating to the indemnification of the Company's officers and directors.

ITEM 16. LIST OF EXHIBITS.

      EXHIBIT NO.                                DESCRIPTION
      -----------                                -----------
         1.1**           -- Form of Underwriting Agreement.
         3.1             -- Certificate of Incorporation of ACS, filed as Exhibit 3.1 to ACS's Registration Statement on Form S-3 dated March
                            30, 2001, and incorporated herein by reference.
         3.2             -- Bylaws of ACS, filed as Exhibit 3.2 to ACS's Annual
                            Report on Form 10-K for the fiscal year ended June 30,
                            2000, and incorporated herein by reference.
         4.1*            -- Form of Senior Indenture.
         4.2*            -- Form of Subordinated Indenture.
         4.3**           -- Form of Warrant.
         4.4**           -- Form of Deposit Agreement
         4.5**           -- Form of Depositary Receipt.

      EXHIBIT NO.                                DESCRIPTION
      -----------                                -----------
         4.6             -- Form of Class A Common Stock Certificate, filed as
                            Exhibit 4.3 to ACS's Registration Statement on Form S-1
                            (Registration No. 333-79394), and incorporated herein by
                            reference.
         4.7             -- First Amended and Restated Rights Agreement, dated April
                            2, 1999, between ACS and First City Transfer Company, as
                            Rights Agent, filed as Exhibit 4.1 to ACS's Report on
                            Form 8-K dated May 19, 1999, and incorporated herein by
                            reference.
         4.8**           -- Form of Preferred Stock Certificate.
         4.9*            -- Certificate of Trust of ACS Trust I.
         4.10*           -- Certificate of Trust of ACS Trust II.
         4.11*           -- Trust Agreement of ACS Trust I.
         4.12*           -- Trust Agreement of ACS Trust II.
         4.13*           -- Form of Amended and Restated Trust Agreement to be used in connection with the issuance of the Preferred
                            Securities.
         4.14*           -- Form of Preferred Security for ACS Trust I (included as
                            Exhibit B to the Form of Amended and Restated Trust
                            Agreement filed as Exhibit 4.13 to this registration
                            statement).
         4.15*           -- Form of Preferred Security for ACS Trust II (included as
                            Exhibit B to the Form of Amended and Restated Trust
                            Agreement filed as Exhibit 4.13 to this registration
                            statement).
         4.16*           -- Form of Guarantee Agreement.
         5.1*            -- Opinion of Baker Botts L.L.P., counsel to Affiliated
                            Computer Services, Inc., as to the legality of the debt
                            securities, Class A Common Stock, preferred stock,
                            warrants and depositary shares of ACS being registered
                            hereby.
         5.2*            -- Opinion of Richards, Layton & Finger P.A. relating to ACS
                            Trust I.
         5.3*            -- Opinion of Richards, Layton & Finger P.A. relating to ACS
                            Trust II.
        12.1*            -- Statement Regarding Computation of Ratios.
        23.1*            -- Consent of Baker Botts L.L.P. (included in Exhibit 5.1).
        23.2*            -- Consent of Richards, Layton & Finger P.A. (included in
                            Exhibits 5.2 and 5.3).
        23.3*            -- Consent of PricewaterhouseCoopers LLP.
        23.4*            -- Consent of Ernst & Young LLP.
        24.1*            -- Power of Attorney (included in Part II of the
                            registration statement).
        25.1*            -- Statement of Eligibility on Form T-1 (Senior Debt).
        25.2*            -- Statement of Eligibility on Form T-1 (Subordinated Debt).
        25.3*            -- Statement of Eligibility on Form T-1 (Trust Preferred
                            Securities Guarantee).
        25.4*            -- Statement of Eligibility on Form T-1 (Property Trustee
                            for ACS Trust I).
        25.5*            -- Statement of Eligibility on Form T-1 (Property Trustee
                            for ACS Trust II).

---------------

 * Filed herewith.

** To be filed by a post-effective amendment or by a Current Report on Form 8-K pursuant to the Securities Exchange Act of 1934, as appropriate.

ITEM 17. UNDERTAKINGS.

     (a) The undersigned registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     provided, however, that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the indemnification provisions described herein, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrants hereby undertake that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee under any indenture relating to the debt securities to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Affiliated Computer Services, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 29th day of August, 2001.

                                            AFFILIATED COMPUTER SERVICES, INC.

                                            By:    /s/ WARREN D. EDWARDS
                                              ----------------------------------
                                                      Warren D. Edwards
                                                 Executive Vice President and
                                                   Chief Financial Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jeffrey A. Rich, Mark A. King, Warren D. Edwards and William L. Deckelman, Jr., and each or any of them, his true and lawful attorneys-in-fact and agents, (with full power to each of them to act alone), with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in (with full power to each of them to act alone), as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                     SIGNATURES                                    TITLE                     DATE
                     ----------                                    -----                     ----

                 /s/ JEFFREY A. RICH                   President, Chief Executive       August 29, 2001
-----------------------------------------------------    Officer and Director
                   Jeffrey A. Rich

                  /s/ MARK. A. KING                    Chief Operating Officer and      August 29, 2001
-----------------------------------------------------    Director
                    Mark. A. King

                /s/ WARREN D. EDWARDS                  Executive Vice President and     August 29, 2001
-----------------------------------------------------    Chief Financial Officer
                  Warren D. Edwards

                   /s/ KEVIN KYSER                     Senior Vice President and        August 29, 2001
-----------------------------------------------------    Corporate Controller
                     Kevin Kyser

              /s/ HENRY G. HORTENSTINE                 Executive Vice President and     August 29, 2001
-----------------------------------------------------    Director
                Henry G. Hortenstine

                     SIGNATURES                                    TITLE                     DATE
                     ----------                                    -----                     ----


            /s/ WILLIAM L. DECKELMAN, JR.              Executive Vice President,        August 29, 2001
-----------------------------------------------------    Secretary, General Counsel
              William L. Deckelman, Jr.                  and Director

                                                       Chairman of the Board and        August   , 2001
-----------------------------------------------------    Director
                    Darwin Deason

                /s/ JOSEPH P. O'NEILL                  Director                         August 29, 2001
-----------------------------------------------------
                  Joseph P. O'Neill

                 /s/ FRANK A. ROSSI                    Director                         August 29, 2001
-----------------------------------------------------
                   Frank A. Rossi

               /s/ CLIFFORD M. KENDALL                 Director                         August 29, 2001
-----------------------------------------------------
                 Clifford M. Kendall

                                                       Director                         August   , 2001
-----------------------------------------------------
                  Peter A. Bracken

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, ACS Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 29th day of August, 2001.

                                            ACS TRUST I

                                            By: Affiliated Computer Services,
                                                Inc.,
                                                Trust Sponsor

                                            By:    /s/ WARREN D. EDWARDS
                                              ----------------------------------
                                                      Warren D. Edwards
                                                 Executive Vice President and
                                                   Chief Financial Officer

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, ACS Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 29th day of August, 2001.

                                            ACS TRUST II

                                            By: Affiliated Computer Services,
                                                Inc.,
                                                Trust Sponsor

                                            By:    /s/ WARREN D. EDWARDS
                                              ----------------------------------
                                                      Warren D. Edwards
                                                 Executive Vice President and
                                                   Chief Financial Officer

                               INDEX TO EXHIBITS

      EXHIBIT NO.                                DESCRIPTION
      -----------                                -----------
         1.1**           -- Form of Underwriting Agreement.
         3.1             -- Certificate of Incorporation of ACS, filed as Exhibit 3.1 to ACS's Registration Statement on Form S-3 dated March
                            30, 2001, and incorporated herein by reference.
         3.2             -- Bylaws of ACS, filed as Exhibit 3.2 to ACS's Annual
                            Report on Form 10-K for the fiscal year ended June 30,
                            2000, and incorporated herein by reference.
         4.1*            -- Form of Senior Indenture.
         4.2*            -- Form of Subordinated Indenture.
         4.3**           -- Form of Warrant.
         4.4**           -- Form of Deposit Agreement
         4.5**           -- Form of Depositary Receipt.
         4.6             -- Form of Class A Common Stock Certificate, filed as
                            Exhibit 4.3 to ACS's Registration Statement on Form S-1
                            (Registration No. 333-79394), and incorporated herein by
                            reference.
         4.7             -- First Amended and Restated Rights Agreement, dated April
                            2, 1999, between ACS and First City Transfer Company, as
                            Rights Agent, filed as Exhibit 4.1 to ACS's Report on
                            Form 8-K dated May 19, 1999, and incorporated herein by
                            reference.
         4.8**           -- Form of Preferred Stock Certificate.
         4.9*            -- Certificate of Trust of ACS Trust I.
         4.10*           -- Certificate of Trust of ACS Trust II.
         4.11*           -- Trust Agreement of ACS Trust I.
         4.12*           -- Trust Agreement of ACS Trust II.
         4.13*           -- Form of Amended and Restated Trust Agreement to be used in connection with the issuance of the Preferred
                            Securities.
         4.14*           -- Form of Preferred Security for ACS Trust I (included as
                            Exhibit B to the Form of Amended and Restated Trust
                            Agreement filed as Exhibit 4.13 to this registration
                            statement).
         4.15*           -- Form of Preferred Security for ACS Trust II (included as
                            Exhibit B to the Form of Amended and Restated Trust
                            Agreement filed as Exhibit 4.13 to this registration
                            statement).
         4.16*           -- Form of Guarantee Agreement.
         5.1*            -- Opinion of Baker Botts L.L.P., counsel to Affiliated
                            Computer Services, Inc., as to the legality of the debt
                            securities, Class A Common Stock, preferred stock,
                            warrants and depositary shares of ACS being registered
                            hereby.
         5.2*            -- Opinion of Richards, Layton & Finger P.A. relating to ACS
                            Trust I.
         5.3*            -- Opinion of Richards, Layton & Finger P.A. relating to ACS
                            Trust II.
        12.1*            -- Statement Regarding Computation of Ratios.
        23.1*            -- Consent of Baker Botts L.L.P. (included in Exhibit 5.1).
        23.2*            -- Consent of Richards, Layton & Finger P.A. (included in
                            Exhibits 5.2 and 5.3).

      EXHIBIT NO.                                DESCRIPTION
      -----------                                -----------
        23.3*            -- Consent of PricewaterhouseCoopers LLP.
        23.4*            -- Consent of Ernst & Young LLP.
        24.1*            -- Power of Attorney (included in Part II of the
                            registration statement).
        25.1*            -- Statement of Eligibility on Form T-1 (Senior Debt).
        25.2*            -- Statement of Eligibility on Form T-1 (Subordinated Debt).
        25.3*            -- Statement of Eligibility on Form T-1 (Trust Preferred
                            Securities Guarantee).
        25.4*            -- Statement of Eligibility on Form T-1 (Property Trustee
                            for ACS Trust I).
        25.5*            -- Statement of Eligibility on Form T-1 (Property Trustee
                            for ACS Trust II).

---------------

 * Filed herewith.

** To be filed by a post-effective amendment or by a Current Report on Form 8-K pursuant to the Securities Exchange Act of 1934, as appropriate.